                                                                     Exhibit 4.1

                 DAIMLERCHRYSLER LUFT - UND RAUMFAHRT HOLDING AG

                                       AND

                          DAIMLERCHRYSLER AEROSPACE AG

                                       AND

                                  LAGARDERE SCA

                                       AND

                                     SOGEPA
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                         BUSINESS COMBINATION AGREEMENT
                    RELATING TO THE MERGER OF DAIMLERCHRYSLER
                      AEROSPACE AG AND AEROSPATIALE MATRA
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

                                    CONTENTS
CLAUSE                                                                      PAGE

1.     Interpretation..........................................................2
2.     Preliminary Actions.....................................................8
3.     Conditions Precedent....................................................9
4.     Conduct Of Business Up To Closing......................................11
5.     Closing................................................................16
6.     Indemnities............................................................18
7.     Regulatory Matters.....................................................19
8.     Representations And Warranties.........................................19
9.     Tax....................................................................29
10.    Confidentiality........................................................30
11.    Settlement Of Disputes.................................................31
12.    Status Of Parties......................................................32
13.    Guarantees.............................................................32
14.    Costs..................................................................34
15.    General................................................................34
16.    Notices................................................................35
17.    Counterparts...........................................................36
18.    Governing Law..........................................................37

Schedule 1 AEROSPATIALE MATRA.................................................41

Schedule 2 DELTA GROUP........................................................40

Schedule 3 ESTABLISHMENT OF NEW DELTA AND TRANSFER OF DELTA BUSINESS..........41

Schedule 4 HOLDINGS CV........................................................42

Schedule 5 LISTCO.............................................................43

Schedule 6 CLOSING:  NEW DELTA................................................44

Schedule 7 CLOSING:  AEROSPATIALE MATRA BIS...................................45

Schedule 8 DISTRIBUTION ON WINDING UP IN KIND BY AEROSPATIALE MATRA...........46

Schedule 9 TAX CLEARANCES.....................................................47

Schedule 10 NET CASH..........................................................49

Schedule 11 CASH EXTRACTION...................................................51

Schedule 12 VALUATION EXAMPLE.................................................52

Schedule 13 PERMITTED ADVISORS................................................53

T H I S  A G R E E M E N T is made on 14th October 1999

B E T W E E N:

(1) DAIMLERCHRYSLER LUFT - UND RAUMFAHRT HOLDING AG, a German stock corporation (Aktiengesellschaft) registered at the commercial registry of the local court in Munich under number HRB 91671 ("DC Sub"); and

(2)     DAIMLERCHRYSLER AEROSPACE AG, a German stock corporation
        (Aktiengesellschaft) registered at the commercial registry of the local court in Munich under number HRB 99454 ("Delta"); and

(3) LAGARDERE SCA, registered in France in the Paris company and commercial registry (with registered number B 320 366 446) and having its registered office at 4 rue de Presbourg, 75116 Paris, France ("Lagardere"); and

(4) SOCIETE DE GESTION DE PARTICIPATIONS AERONAUTIQUES - SOGEPA, a societe anonyme incorporated under the laws of France registered at the Paris companies registry (with registered number B318186756) and having its registered office at 56, rue de Lille, 75007, Paris, France ("Sogepa").

WHEREAS:

(A) On 9 December 1997, the European Heads of State and Government called upon the major European industrialists in aeronautics, space and defence to undertake a process of consolidation.

        The formation of Aerospatiale Matra was based on the industrial agreement dated 3 March 1999, one express aim of which was to seek industrial and strategic cooperation with major European aerospace and defence companies.

        Aerospatiale Matra and Dasa have maintained a close relationship for a long time and are at the roots of the European successes of Ariane and Airbus, in which they hold 75.8% of the shares. They have already worked closely together at the heart of joint companies relating to their helicopter activities (Eurocopter) and in the field of space activities.

        All of the activities of Aerospatiale Matra and Dasa are aimed at world markets and their consortiums, joint ventures, partnerships and joint companies such as Airbus, Eurocopter, Arianespace and Matra BAe Dynamics are already ranked amongst the best in the world.

        This is why the decision was logically taken to merge the activities of Aerospatiale Matra and Dasa into a single European company in the field of aeronautics, space and defence activities in order to create the European leader in this sector, capable of competing with other world companies.

        In the context, this European company will, inter alia, pursue the following objectives:

        o to develop the synergies in order to create the industrial conditions for the growth of the new company

        o to create the European leader in the field of aeronautics, space and defence activities. This will lead to the continuation of negotiations on the consolidation of the sector with other European companies, on the scale relevant on a world level

        o in the same spirit to further develop the numerous cooperation agreements or ventures in all these fields of the new company with a view to making them world leaders in their activities

        o specifically to make quick progress towards the creation of an integrated Airbus company.

(B) The purpose of this Agreement is to set out the parties' rights and obligations in connection with the formation of Holdings CV and Listco including the arrangements for:

        (i) the establishment of Holdings CV as a limited partnership constituted under Dutch law between the Managing Partner as the general partner and each of the Principals (or permitted designees) as limited partners;

        (ii) the establishment of Listco as the entity in which Holdings CV will hold shares;

        (iii)   the establishment of Aerospatiale Matra Bis;

        (iv) the transfer to Aerospatiale Matra Bis of the Aerospatiale Matra Business;

        (v)     the establishment of New Delta;

        (vi)    the transfer to Listco of New Delta and of Aerospatiale Matra
                Bis;

        (vii) the distribution (by Aerospatiale Matra to Aerospatiale Matra's shareholders) of Aerospatiale Matra's shares in Listco by the liquidation of Aerospatiale Matra;

        (viii)  the dissolution of Aerospatiale Matra;

        (ix)    the establishment of Topco by, inter alia, Lagardere and Sogepa;
                and

        (x) the transfer to Topco by Lagardere and Sogepa of part of their respective shareholdings in Listco.

NOW THEREFORE IT IS AGREED as follows:

1.      INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"AEROSPATIALE MATRA BIS"                    the French company to be established
                                            pursuant to Clause 2.4 to which the
                                            business, assets and liabilities of
                                            Aerospatiale Matra are to be
                                            transferred in accordance with
                                            Schedule 1;

"AEROSPATIALE MATRA BUSINESS"               the business described in Schedule
                                            1;

"AEROSPATIALE MATRA GROUP"                  Aerospatiale Matra and its
                                            Subsidiaries from time to time;

"AEROSPATIALE MATRA SHAREHOLDERS            the agreement amongst certain
AGREEMENT"                                  shareholders of Aerospatiale Matra
                                            in force at the date hereof;

"AEROSPATIALE MATRA SHARES"                 the shares in Aerospatiale Matra
                                            allotted to Lagardere on 4 June
                                            1999;

"AEROSPATIALE MATRA WARRANTED ACCOUNTS"     the financial statements as at 31
                                            December 1998 relating to the
                                            Aerospatiale Matra Group annexed
                                            hereto as Annex A;

"BUDGET" the summary business plan for the Aerospatiale Matra Group or, as appropriate, the Delta Group, in the agreed form;

"BUSINESS DAY"                              a day on which banks generally are
                                            open in Paris, Amsterdam and
                                            Frankfurt for a full range of
                                            business;

"CLOSING"                                   closing of this Agreement in
                                            accordance with the terms of Clause
                                            5;

"CLOSING DATE"                              the date on which Closing takes
                                            place;

"COMPANY"                                   a body corporate formed under the
                                            laws of any country;

"CONDITIONS PRECEDENT"                      the conditions set out in Clause
                                            3.1;

"DC" DC, a German stock corporation (Aktiengesellschaft) registered at the commercial registry of the local court in Stuttgart under number 19360 with its seat at Stuttgart, Germany;

"DC GROUP"                                  DC and its Subsidiaries from time to
                                            time;

"DELTA BUSINESS"                            the business described in Schedule
                                            2;

"DELTA GROUP"                               Delta and its Subsidiaries until
                                            such time as New Delta is
                                            established in accordance with
                                            Schedule 3 and, thereafter, New
                                            Delta and its Subsidiaries;

"DELTA SHARES"                              the entire issued share capital of
                                            New Delta;

"DELTA WARRANTED ACCOUNTS"                  the financial statements as at 31
                                            December 1998 relating to the Delta
                                            Group annexed hereto as Annex B;

"DISPOSE"                                   sell, transfer, assign, grant
                                            options over, create licences in
                                            respect of, create or permit any
                                            Encumbrance to exist over, or
                                            otherwise dispose of, or enter into
                                            any legally binding commitment to do
                                            any of the foregoing, and related
                                            expressions shall be construed
                                            accordingly;

"ENCUMBRANCE"                               any mortgage, charge (whether fixed
                                            or floating), lien, hypothecation,
                                            pledge, right of usufruct,
                                            encumbrance, security interest or
                                            other third party right or interest
                                            over or in respect of a particular
                                            asset other than liens arising by
                                            operation of law in the ordinary
                                            course of business;

"FRANKFURT STOCK EXCHANGE"                  Frankfurter Wertpapierborse,
                                            operated by Deutsche Borse AG;

"FRENCH GAAP"                               generally accepted accounting
                                            standards and principles in France;

"FS AND LISTCO PRINCIPLES"                  the statement of principles in the
                                            agreed form to form the basis of an
                                            agreement to be entered into between
                                            the French State and Listco relating
                                            to ballistic missiles;

"GUARANTEE"                                 the guarantee from DC to Lagardere
                                            and Aerospatiale Matra and their
                                            respective Groups, of even date
                                            herewith;

"GERMAN GAAP"                               generally accepted accounting
                                            standards and principles in Germany;

"GROUP" all or any of the DC Group, the Lagardere Group, the Aerospatiale Matra Group, the Delta Group, the Sogepa Group or the Listco Group as the case may be;

"HOLDINGS CV"                               the limited partnership to be
                                            established pursuant to Clause 2.3;

"HSR ACT"                                   Hart-Scott-Rodino Antitrust
                                            Improvements Act 1976;

"LAGARDERE GROUP"                           Lagardere and its Subsidiaries from
                                            time to time;

"LISTCO"                                    the company to be established
                                            pursuant to Clause 2.4;

"LISTCO GROUP"                              Listco and its Subsidiaries from
                                            time to time;

"LISTCO SHARES"                             ordinary shares in the capital of
                                            Listco;

"MANAGING PARTNER"                          the managing partner of Holdings
                                            C.V.;

"MERGER DOCUMENTS"                          this Agreement, the Participation
                                            Agreement, the Guarantee and those
                                            documents, agreements and
                                            arrangements which are Schedules or
                                            Exhibits to this Agreement or the
                                            Participation Agreement or which are
                                            referred to in this Agreement or the
                                            Participation Agreement or any such
                                            Schedules or Exhibits as documents
                                            in the agreed form;

"NET CASH"                                  has the meaning applicable in
                                            accordance with Schedule 10;

"NEW DELTA"                                 the company to be established
                                            pursuant to Clause 5.2.1;

"NOTIONAL AGREED VALUATION"                 EUR 18,022 million based on the
                                            financial information contained in
                                            the Budgets and assuming Net Cash of
                                            EUR 570 million for Aerospatiale
                                            Matra and Net Cash of EUR 967
                                            million for New Delta (this notional
                                            agreed valuation is only for the
                                            purpose of calculating the effect of
                                            cash extraction on the equalised
                                            value);

"PARIS BOURSE"                              ParisBourseSBF SA;

"PARTICIPATION AGREEMENT"                   the Participation Agreement in the
                                            agreed form to be entered into
                                            between DC, Topco, Sogepa and
                                            Lagardere at Closing;

"PERMITTED DIVIDEND"                        the dividend by Aerospatiale Matra
                                            and the profit transfer by Delta to
                                            DC referred to in Clause 4.4;

"PRINCIPAL"                                 DC Sub or Lagardere (as the case may
                                            be);

"REGULATORY ACTION"                         any order of a court of competent
                                            jurisdiction or any order, decision
                                            or conclusive view made, given or
                                            expressed by a competent
                                            governmental or regulatory authority
                                            or agency or an enactment of a
                                            legislative body:

                                            (a)      which prohibits or
                                                     materially restricts the
                                                     transactions contemplated
                                                     hereby or requires them to
                                                     be materially delayed; or

                                            (b)      which would prohibit or
                                                     materially restrict the
                                                     carrying on of the business
                                                     of the Listco Group as
                                                     contemplated by the Merger
                                                     Documents; or

                                            (c)      which prohibits or
                                                     materially restricts or
                                                     would prohibit or
                                                     materially restrict the
                                                     carrying on of the business
                                                     of any member of the DC
                                                     Group or the Lagardere
                                                     Group or imposes or would
                                                     impose any material
                                                     conditions as to the
                                                     carrying on of any such
                                                     business; or

                                            (d)      in consequence of which any
                                                     member of the DC Group, the
                                                     Lagardere Group, the
                                                     Aerospatiale Matra Group,
                                                     the Delta Group or the
                                                     Listco Group would incur
                                                     material fines or a
                                                     material liability in
                                                     damages were the Merger
                                                     Document or the matters
                                                     contemplated therein to be
                                                     performed in accordance
                                                     with their respective
                                                     terms;

"RELEVANT COMPANY"                          has the meaning given to it in
                                            Clause 4.1;

"RELIEF" any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted or available in relation to tax pursuant to any legislation or otherwise;

"75% SUBSIDIARY"                            in relation to an undertaking (the
                                            "holding undertaking"), any other
                                            undertaking in which the holding
                                            undertaking (or persons acting on
                                            its or their behalf) for the time
                                            being directly or indirectly holds
                                            or controls seventy five per cent.
                                            or more of both the shares (or
                                            securities or other interests) in
                                            the other undertaking and the voting
                                            rights exercisable at general
                                            meetings of the shareholders or
                                            members of the other undertaking
                                            deciding on all, or substantially
                                            all, matters, and any undertaking
                                            which is a 75% Subsidiary of another
                                            undertaking shall also be a 75%
                                            Subsidiary of any further
                                            undertaking of which that other is a
                                            75% Subsidiary;

"SOGEPA GROUP"                              Sogepa and its Subsidiaries from
                                            time to time;

"SOGEPA SHARES"                             the shares in Aerospatiale Matra to
                                            be held by Sogepa at Closing in
                                            respect of the 15% of Listco Shares
                                            to be contributed to Holdings CV;

"SUBSIDIARY"                                in relation to an undertaking ("the
                                            holding undertaking"), any other
                                            undertaking in which the holding
                                            undertaking (or persons acting on
                                            its behalf) for the time being
                                            directly or indirectly holds or
                                            controls either:

                                            (i)      a majority of the voting
                                                     rights exercisable at
                                                     general meetings of the
                                                     members of that undertaking
                                                     on all, or substantially
                                                     all, matters; or

                                            (ii)     the right to appoint or
                                                     remove directors having a
                                                     majority of the voting
                                                     rights exercisable at
                                                     meetings of the board of
                                                     directors or equivalent
                                                     body of that undertaking on
                                                     all, or substantially all,
                                                     matters;

                                            and any undertaking which is a
                                            Subsidiary of another undertaking
                                            shall also be a Subsidiary of any
                                            further undertaking of which that
                                            other is a Subsidiary;

"TAX" AND "TAXATION"                        includes any and all forms of taxes,
                                            levies, imposts, duties, charges and
                                            contributions of whatever nature
                                            (including but not limited to taxes
                                            on income, profits and gains,
                                            customs duties, value added taxes,
                                            excise duties, stamp duty, document
                                            tax and social security
                                            contributions) and all withholding
                                            or deductions in respect of each or
                                            any of the foregoing of whatever
                                            nature, imposed whatsoever by a
                                            Taxation Authority together with any
                                            (actual or contingent) refund,
                                            reclaim or reimbursement claim
                                            relating to any State, regional or
                                            local authority subsidy granted or
                                            paid, and whether directly or
                                            primarily chargeable against,
                                            recoverable from or attributable to
                                            a company or any other entity,
                                            unincorporated association or person
                                            or persons and all fines, penalties,
                                            charges and interest relating to any
                                            of the foregoing or to any claim for
                                            any of the foregoing but excluding
                                            any GRUNDSTEUER, IMPOTS LOCAUX, and
                                            any equivalent tax under the laws of
                                            any jurisdiction;

"TAXATION AUTHORITY"                        any governmental, state, provincial,
                                            local or municipal authority or
                                            agency, or other body having
                                            competent authority, of or in any
                                            country having applicable
                                            jurisdiction in respect of tax;

"TOPCO" a SOCIETE PAR ACTIONS SIMPLIFIEE to be formed in accordance with the Topco Shareholders Agreement;

"TOPCO SHAREHOLDERS AGREEMENT"              the Topco Shareholders Agreement in
                                            the agreed form to be entered into
                                            between, inter alia, Lagardere and
                                            Sogepa at Closing;

"UNDERTAKING"                               a body corporate or partnership or
                                            any unincorporated association
                                            situated in any jurisdiction
                                            carrying on a trade or business with
                                            or without a view to profit,
                                            (including, for the avoidance of
                                            doubt, but not limited to, a societe
                                            en commandite par actions, a
                                            groupement d'interet economique
                                            ("GIE"), a GmbH & Co., KG and an
                                            OHG) (and, in relation to an
                                            undertaking which is not a company,
                                            expressions in this Agreement
                                            appropriate to companies shall be
                                            construed as references to the
                                            corresponding persons, officers,
                                            documents or organs (as the case may
                                            be) appropriate to undertakings of
                                            that description;

"US GAAP"                                   generally accepted accounting
                                            standards and principles in the
                                            United States of America; and

"WARRANTIES"                                the warranties contained in Clause
                                            8.1, 8.2 or, as appropriate, Clause
                                            8.3.

1.2 Clause and paragraph headings in this Agreement and its Schedules are included for convenience only and shall not affect the interpretation of this Agreement.

1.3 The Recitals and Schedules to this Agreement shall form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. Accordingly, references to this Agreement shall include references to its Recitals and Schedules.

1.4     In this Agreement, unless the context otherwise requires:

        (a)       the singular shall include the plural and vice versa;

        (b) references to persons shall include individuals, companies, undertakings and governmental, supranational and state agencies and regulatory bodies; and

        (c) references to Recitals, Clauses and Schedules and parts thereof are to Recitals, Clauses and Schedules of and to this Agreement and parts thereof respectively.

1.5 Any reference in this Agreement to another document being in "the agreed form" or "the agreed terms" is to such a document either:

        (a) in a form agreed between the Principals and initialled for and on behalf of the Principals for the purpose of identification; or

        (b) in such other form as may be agreed in writing by the Principals in substitution therefor.

1.6 References to any statute or statutory provision or EC Directive include a reference to that statute or statutory provision or EC Directive as amended, extended, re-enacted, consolidated or replaced from time to time (whether before or after the date of this Agreement) and shall include any order, regulation, instrument or other subordinate legislation made under that statute, statutory provision or EC Directive.

1.7 Any reference in this Agreement to any entity, act or event or any right, action, remedy, method of judicial proceeding, legal document, legal status, court official or any legal concept or thing in respect of any jurisdiction other than the Netherlands shall be deemed to include a reference to the closest analogous equivalent thereto in that jurisdiction.

2.      PRELIMINARY ACTIONS

2.1 DC Sub and Delta shall procure the establishment of New Delta in accordance with Schedule 3. DC Sub shall extract cash of EUR 700 million and to the extent that tax is borne by New Delta, by reason of that extraction, the amount of that tax shall be included in calculating the amount of cash extracted for the purpose of determining whether those limits have been respected from the Delta Group in accordance with
        Schedule 11 prior to Closing. DC Sub shall also extract additional cash from the Delta Group of no more than EUR 2,933,700,000 and no less than EUR 2,133,600,000, and to the extent that tax is borne by New Delta, by reason of that extraction, the amount of that tax shall be included in calculating the amount of cash extracted for the purpose of determining whether those limits have been respected also in accordance with
        Schedule 11 and prior to Closing (such extraction, and the amount, to be notified to Lagardere not fewer than 10 Business Days before extraction together with all other information relating thereto as Lagardere may reasonably request). DC Sub shall not extract more (nor less) cash than that notified to Lagardere under this Clause 2.1, save in respect of the Permitted Dividend.

2.2     Lagardere and Sogepa shall procure the establishment of Topco.

2.3 DC Sub and Lagardere shall procure the establishment of Holdings CV and the Managing Partner in accordance with Schedule 4.

2.4 DC Sub, Lagardere and Sogepa shall procure the establishment of Listco in accordance with Schedule 5.

2.5 Lagardere and Sogepa shall procure the establishment of Aerospatiale Matra Bis.

2.6 The parties agree as soon as possible after the date hereof to enter into good faith negotiations to combine the electronic defence activities of Listco and Thomson CSF. It is acknowledged that Lagardere and the French State do not intend to accept change in the status of Alcatel as first private shareholder of Thomson CSF.

2.7 The parties acknowledge that CASA is a potential strategic partner of Listco and agree to enter into negotiations with CASA's shareholders with a view to CASA's business being contributed to Listco and its shareholders thereby owning shares in the capital of Listco, on substantially similar terms to those envisaged in the memorandum of understanding signed on 11 June 1999 between DC and SEPI.

3.      CONDITIONS PRECEDENT

3.1 Closing shall be conditional upon each of the following conditions having first been satisfied:

        (a) Holdings CV, the Managing Partner, Listco and Topco each having been established, pursuant to Clause 2;

        (b) Aerospatiale Matra Bis having been established pursuant to Clause 2 and the Aerospatiale Matra Business having been transferred to Aerospatiale Matra Bis in accordance with
                  Schedule 1;

        (c)       either or both of:

                  (i) the Commission of the European Communities (the "European Commission") having issued a decision pursuant to Article 6(1)(b) or Article 8(2) of European Community Council Regulation 4064/89 ("Regulation 4064/89") and, if such decision is given subject to conditions or obligations, such conditions or obligations being reasonably satisfactory to the Principals; or the competent authorities of any EC Member State concerned, pursuant to either Article 21(3), or a decision of the European Commission under Article 9(1), of Regulation 4064/89, having granted their consent, approval or clearance and, if such decision is given subject to conditions or obligations, such conditions or obligations being reasonably satisfactory to the Principals; and/or

                  (ii) an EC Member State having invoked Article 296(1) of the EC Treaty (as amended by the Treaty of Amsterdam) and requesting the Principals not to notify the merger under Regulation 4064/89 and, if such request is given subject to conditions or obligations imposed on the Principals, such conditions or obligations being reasonably satisfactory to the Principals, and no EC Member State having validly taken any Regulatory Action (or action, proceeding or proposal which if successfully pursued by the person initiating the same would result in a Regulatory Action);

        (d) pursuant to the HSR Act the Federal Trade Commission or the Anti-trust Division of the Department of Justice of the United States of America and, if applicable, Committee for Foreign Investment in the United States of America, having given all such consents or approvals as may be required or necessary in form and substance reasonably satisfactory to the Principals;

        (e) all such consents or approvals as may be necessary having been obtained from the Commission des Participations et de Transferts of France for the matters contemplated by the Merger Documents;

        (f) the tax clearances described in Schedule 9 being obtained in form and substance reasonably satisfactory to the Principals;

        (g) Lagardere and Aerospatiale Matra having obtained from the French Ministere de la Defense, pursuant to an application in form and substance reasonably satisfactory to the Principals, approval of the principle that there will be no limitation for German nationals working for Listco except in respect of French regulations (of general application) to non-French nationals) applying generally for the protection of military secrets;

        (h) Lagardere, Aerospatiale Matra, DC Sub and Delta having obtained from the French Ministere de l'Economie et des Finances approval in form and substance reasonably satisfactory to the Principals of the transactions contemplated by the Merger Documents, pursuant to the French Laws 86-793 dated July 2, 1986; 86-912 dated August 6, 1986
                  (as amended by the law dated July 19, 1993); 89-465 dated July 10, 1989 and the "arrete" dated December 24, 1992;

        (i) no Regulatory Action (or action, proceeding or proposal which if successfully pursued by the person initiating the same would result in a Regulatory Action) having been taken, which has not been revoked, annulled, withdrawn, discontinued, abandoned, repealed, discharged or otherwise ceased to have effect prior to Closing;

        (j) no Change of Control or Event of Default having occurred (as those terms are respectively defined in the Participation Agreement) in relation to DC Sub, Lagardere, Sogepa and Topco or any member of their respective Groups to which the provisions of Clause 20 of the Participation Agreement would apply if it were in force;

        (k) the termination of the Aerospatiale Matra Shareholders Agreement in terms reasonably satisfactory to the Principals; and

        (l) the Paris Bourse and Frankfurt Stock Exchange admitting the Listco Shares to trading on their respective official lists of traded securities.

3.2 The Principals and Sogepa shall use all reasonable endeavours to ensure, and shall co-operate with each other in ensuring, that each of the Conditions Precedent is satisfied as soon as possible. If the required ruling regarding (i) the book value continuation in relation to the contribution of Listco Shares into Holdings CV and/or (ii) the tax exemption of dividend payments and distribution of profits as set out in
        Schedule 9 is not obtained in form and substance reasonably satisfactory to the Principals then, provided that the alternative tax clearance on avoiding German capital gains tax on the contribution of New Delta to Listco is obtained in form and substance reasonably satisfactory to the Principals, as set out in Schedule 9, the condition precedent contained in Clause 3.1(f) shall be waived by the Principals in respect of such clearance and the Principals shall, instead, constitute a limited liability company in the form of a Dutch BV ("HOLDCO") in place of Holdings CV having, mutatis mutandis, the characteristics of Holdings CV and the Managing Partner, whereupon all references to Holdings CV and the Managing Partner in this Agreement shall be replaced by references to Holdco, mutatis mutandis. Further, the parties shall co-operate to agree all such other changes as may be required to be made to the revised structure and to the Merger Documents. The Dutch capital duty arising from the contributions of Listco Shares to Holdings CV shall be borne equally between the Principals.

3.3 Save as otherwise agreed by the Principals in writing if any of the Conditions Precedent shall not have been satisfied or waived in writing by the appropriate party or parties referred to in Clause 3.5 by 12:00 midnight, Netherlands time, on 30 June 2000 (or such later time and/or date as the Principals may agree in writing), this Agreement shall lapse and (subject to Clause 3.4) shall cease to have any further force or effect.

3.4 The lapse of this Agreement in accordance with Clause 3.3 shall be without prejudice to any accrued rights of the parties in respect of prior breaches of this Agreement, but none of the parties shall have any further obligation or liability to the others, save that the provisions of Clauses 10 to 18 inclusive shall continue in full force and effect.

3.5 DC Sub shall be solely entitled to waive satisfaction of the Condition Precedent contained in sub-paragraph (j) of Clause 3.1, to the extent that it applies to the Lagardere Group or the Aerospatiale Matra Group and Topco shall be solely entitled to waive satisfaction of the Condition Precedent contained in sub-paragraph (j) of Clause 3.1, to the extent that it applies to the DC Group or the Delta Group. Any waiver of the Conditions Precedent contained in the remaining sub-paragraphs of Clause 3.1 shall only be by both Principals.

4.      CONDUCT OF BUSINESS UP TO CLOSING

4.1 In this Clause 4 a "Relevant Company" means any and each of the members of the Aerospatiale Matra Group and of the Delta Group respectively.

4.2 Each of DC Sub and Lagardere shall ensure that from the date of this Agreement up to and including Closing the Aerospatiale Matra Business and the Delta Business (as the case may be) is conducted prudently in the ordinary and usual course and that all reasonable measures are taken to protect and preserve the assets comprised therein. Without prejudice to the generality of the foregoing and save as (i) expressly provided in any of the Merger Documents or (ii) as required pursuant to applicable law or regulation or (iii) as required pursuant to a contractual obligation which is existing prior to the date of this Agreement and either (a) entered into in the ordinary and usual course or (b) disclosed to the other Principal prior to the date hereof, none of the following actions shall, unless in the ordinary and usual course (which exception shall not apply to Clause 4.2(a)), be taken prior to or at Closing without the prior written consent of both of the Principals:

        (a) the making of any change in (or variation of the rights attaching to) the authorised or issued share or loan capital of any Relevant Company involving any person other than another Relevant Company in the same Group whether by way of the issue of (or grant of any option or Encumbrance over) any shares, stock, debentures or other transferable or exchangeable securities, or the reduction, consolidation or sub-division of share capital, purchase of own shares or redemption of shares, debentures or other transferable securities;

        (b) the recommendation, declaration, payment or making of any dividends or any other form of distribution to its shareholders (other than any other Relevant Company in the same Group) by any Relevant Company;

        (c) the entry into, renewal or modification, variation or waiver by any Relevant Company of the terms and conditions of any contract, transaction or arrangement which:

                  (i) is between any member of the DC Group or the Lagardere Group and any Relevant Company and which is outside the ordinary and proper course of the Delta Business or, as the case may be, the Aerospatiale Matra Business or is not on arm's length terms;

                  (ii) would involve any guarantee, surety, indemnity or other obligation (including any form of Encumbrance to deliver the whole or part of the assets, undertaking or property) being given or assumed or created by any Relevant Company for the benefit, or to secure the liability or obligations, of any member of the DC Group or the Lagardere Group; or

                  (iii) involves any loan or advance or any credit (other than normal trade credit) to any member of the DC Group or the Lagardere Group;

        (d) the assumption or undertaking of any borrowing which would cause aggregate borrowings of the Aerospatiale Matra Business or, as the case may be, the Delta Business to exceed the amount allocated to borrowing in the Aerospatiale Matra Budget and Delta Budget, respectively, for the period between the date of this Agreement and Closing;

        (e) the creation of any Encumbrance over the whole or any part of the undertaking, property or assets of any Relevant Company (other than to secure borrowings permitted under Clause 4.2(d) of that company or any other Relevant Company in the same Group);

        (f) the disposal of the whole or any part of the undertaking, property or assets of the Aerospatiale Matra Business or, as the case may be, the Delta Business (or any interest therein), or the acquisition by any Relevant Company in respect of the Aerospatiale Matra Business or, as the case may be, the Delta Business of any assets or business or the entry into of any contract for such disposal or acquisition where either the consideration for, or the aggregate value of, such business, undertaking, property or assets exceeds any specific provision therefor contained in the Aerospatiale Matra Budget or, as appropriate, Delta Budget, by more than 10% in aggregate;

        (g) the acquisition, purchase, subscription for, pledging, disposal of or transfer of any shares, debentures, stock, partnership, mortgages or other interests or securities (or any interest therein) in any undertaking (other than in a Relevant Company in the same Group) or the making of any agreement to do so by any Relevant Company;

        (h) the giving, extension or renewal by any Relevant Company of any guarantee, indemnity, surety, covenant, letters of comfort or support (irrespective of whether or not the same may be legally binding) to secure the liabilities or obligations of any person (other than a Relevant Company in the same Group);

        (i) the entry into, termination, variation or disposal by any Relevant Company of any interest in any partnership, joint venture, teaming agreement, collaboration agreement with any person (including, for the avoidance of doubt, by way of a GIE ("Groupement, d'Interet Economique") or profit sharing agreement with any person or any alliance with any person (other than any other Relevant Company in the same Group)) which is material in the context of the business of the Aerospatiale Matra Business or as the case may be the Delta Business or the making of any agreement to do so;

        (j) the entry into, termination (by the employing company) or material variation of any employment agreement or employment-related agreement with any director or senior employee having a current aggregate remuneration entitlement of EUR 140,000 or more engaged in the Aerospatiale Matra Business or the Delta Business (other than the renewal of any existing agreements or arrangements and promotions and increases in salary awarded in the normal course of their employment);

        (k) the entry into of any agreement or arrangement with or making of any loan or provision of any credit or financial facilities or other benefits to any person who will become a director or senior employee of any member of the Listco Group or any relative of such person or any undertaking acting as nominee of, or controlled by, any such person, save (in the case of any such loan or facilities or benefits) for those available under the standard terms and conditions of employment in respect of such individual;

        (l) the amendment or variation of the accounting principles of any Relevant Company (other than any change to German GAAP disclosed in writing by DC or DC Sub to Lagardere prior to the date hereof and required for purposes of producing the certified accounts of the Delta Group required for the extraction of cash described in
                Schedule 11);

        (m) the entry into of any contract, arrangement or commitment involving expenditure on capital account which would cause aggregate capital expenditure of the Aerospatiale Matra Business or, as the case may be, the Delta Business to exceed the amount allocated to capital expenditure for such period in the Aerospatiale Matra Budget or, as appropriate, the Delta Budget, by 10% or in relation to any one project, by 10%. For the purpose of this paragraph the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the period in which such agreement is entered into;

        (n) the making of any material change in the level or terms of the insurance cover maintained in respect of the Aerospatiale Matra Business or the Delta Business; and

        (o) the acceptance of any obligation or the acquisition of any asset, interest or right by Holdings CV or Listco.

4.3 Without prejudice to Clause 4.2, each of DC Sub and Lagardere (as the case may be) shall ensure that from the date of this Agreement up to Closing each Relevant Company:

        (a) shall consult fully with the other in relation to any matters which may have a material effect upon the Aerospatiale Matra Business or the Delta Business (as the case may be); and

        (b) without the prior written consent of the other shall not enter into any contract or commitment (or make a bid which may lead to any contract or commitment) which is outside the ordinary and usual course of business and:

                (i) has a value or is likely to involve expenditure in excess of EUR 2,500,000; or

                (ii) is likely to result in any material change in the nature of the operations and activities of the Aerospatiale Matra Business or, as the case may be, the Delta Business; or

                (iii)   is estimated to make a loss.

4.4 For the avoidance of doubt Clause 4.2 and Clause 4.3 shall not apply to any steps taken by DC Sub, Lagardere or Aerospatiale Matra (or any member of their respective Groups) in relation to (i) the transaction known as Project Astrium to the extent such steps are taken pursuant to agreements between Lagardere (or any member of the Lagardere Group) and DC (or any member of the DC Group), (ii) the cash extraction process described in Schedule 11; (iii) the payment of a dividend by Aerospatiale Matra from distributable profits applicable to the financial period ending 31 December 1999; (iv) the transfer of distributable profits of Delta, from the financial period ending 31 December 1999, by Delta to DC in accordance with the terms of the existing applicable profit transfer agreement; (v) the off-setting of distributable profits against capital reserves by Aerospatiale Matra; or
        (vi) the distribution by Delta to DC Sub of an amount up to, but not exceeding, EUR 200 million, from distributable profits of

        Delta for the accounting period ending 30 November 1999 by which time DC will have used its best efforts to have completed the cash extraction pursuant to Clause 2.1 at a rate of 6% per annum (being the rate consistent with the rate earned, on the basis of past performance, by members of the DC Group on cash deposited as part of the DC Group's ordinary treasury arrangements) until the completion of the cash extraction process on the amount of cash extracted pursuant to paragraph
        (ii) above. For the avoidance of doubt it is expressly acknowledged that following completion of the cash extraction process any interest arising on the cash extracted shall be for the account of DC. Any dividend or profit transfer permitted by (iii) and (iv) above shall only be in such amounts as reflect and preserve the Resulting Equity Ownership reflected in Schedule 12 (after the cash extraction referred to in paragraph (ii) above).

4.5 From the date hereof DC Sub and Lagardere shall have 21 days to prepare for the review process described in Clauses 4.5 to 4.8 (inclusive). From the date falling 21 days from the date hereof until the date falling 21 days thereafter each of DC Sub and Lagardere shall make available to the other and to each of their advisers listed in Schedule 13 the information applicable to them or, in the case of Lagardere, applicable to the Aerospatiale Matra Group or, in the case of DC Sub, applicable to the Delta Group in accordance with lists of information, such lists to be agreed between DC Sub and Lagardere but substantially in the form of the list in the agreed form (such list to apply equally to the Delta Group and to the Aerospatiale Matra Group). The period of 21 days from the date hereof (but not the period of 21 days for review) referred to in this clause 4.5 may be varied by agreement between, and the information and materials shall be provided at such place as is specified by, DC Sub and Lagardere (and no other party's agreement shall be required for that purpose).

4.6 Each of DC Sub and Lagardere (and their respective advisers) shall review information made available to them pursuant to Clause 4.5 in an orderly and timely manner.

4.7 Lagardere shall periodically report to and consult with Sogepa on the matters reviewed by it as part of the process described in Clause 4.5 to
        4.8 (inclusive) and shall report and consult on any facts giving rise to a potential claim under Clause 8 or Clause 9. Lagardere shall take no action under Clause 4.8 without the consent of Sogepa.

4.8 Should either of DC Sub, Sogepa or Lagardere discover any matter during the investigation process referred to in Clause 4.6 which may reasonably be expected to have the effect of reducing the Notional Agreed Valuation of the Listco Group by EUR 2 billion or more DC Sub and Lagardere shall:

        (a) notify the other of their discovery, the basis for it and the reason for their interpretation of it as being materially and adversely different from the bases and assumptions referred to above;

        (b) attempt, through discussion with the other and, where appropriate, respective advisers to resolve their differences; and

        (c) at any time by the date falling 14 days after the 42 days referred to in Clause 4.5 be entitled (by notice in writing served on the other) to terminate this Agreement.

4.9 Upon a termination of this Agreement pursuant to and in accordance with Clause 4.8(c) this Agreement shall terminate with immediate effect, whereupon each party's further rights and obligations shall immediately cease (without prejudice to any accrued rights or obligations at the time of termination).

5.      CLOSING

5.1 Subject to Clause 3.3, Closing shall take place at the office of Clifford Chance at Apollolaan 171, 1077 AS Amsterdam, Holland or such other place as is agreed by DC Sub and Lagardere on the seventh Business Day following the satisfaction of the last Condition Precedent to be satisfied. At or before Closing the following matters shall be effected.

5.2     New Delta

        5.2.1 DC Sub and Delta shall procure the transfer by way of contribution of New Delta from Delta to Listco in consideration for the issue to Delta of that number of Listco Shares representing that proportion, P, of the total issued share capital of Listco, X + Y, calculated as follows:

                  P =   X   x 100
                      -----
                      X + Y,

                  where: X = V - D

                  Y = EUR 9,649 million;

                  V = EUR 8,374 million;

                  D = the amount extracted by any member of the Delta Group to DC or any member of the DC Group (other than a member of the Delta Group) pursuant to Clause 2.1, (excluding the EUR 700 million referred to in Clause 2.1 and Schedule 11), as set out, by way of example, in Schedule 12.

        5.2.2 For purposes of Clause 5.2.1 Delta shall transfer by way of contribution to Listco the entire issued share capital of New Delta free of any Encumbrance.

        5.2.3 For purposes of Clauses 5.2.1 and 5.2.2 the parties shall do or procure all of those things respectively required of them in Schedule 6.

5.3     Aerospatiale Matra

        5.3.1 Sogepa and Lagardere shall procure the transfer by way of contribution of Aerospatiale Matra Bis from Aerospatiale Matra to Listco in consideration for the issue to Aerospatiale Matra of that number of Listco Shares, representing that proportion, Q, of the total issued share capital of Listco, X + Y, calculated as follows:

                  Q =  100 - P

                  and as set out, by way of example, in Schedule 12.

        5.3.2 For purposes of Clause 5.3.1 Sogepa and Lagardere shall procure the transfer by Aerospatiale Matra by way of contribution to Listco of the entire issued share capital of Aerospatiale Matra Bis free of any Encumbrance.

        5.3.3 For purposes of Clauses 5.3.1 and 5.3.2 the parties shall do or procure all of those things respectively required of them in Schedule 7.

5.4     Liquidation

        5.4.1     Upon completion of the matters described in Clauses 5.2 and
                  5.3 Lagardere and Sogepa shall exercise such rights as are available to them to procure the dissolution of Aerospatiale Matra by doing or procuring all of those things respectively required of them in Schedule 8 and Lagardere and Sogepa shall procure the distribution on winding-up of Aerospatiale Matra, by Aerospatiale Matra to Aerospatiale Matra's shareholders, of Aerospatiale Matra's Listco Shares.

        5.4.2 For purposes of Clause 5.4.1 Sogepa and Lagardere shall exercise such rights as are available to them to procure that Aerospatiale Matra shall transfer to its shareholders the Listco Shares held by Aerospatiale Matra pro rata the number of Aerospatiale Matra Shares held by Aerospatiale Matra shareholders.

5.5 DC Sub shall, and Sogepa and Lagardere shall procure that Topco shall, have their Listco Shares representing (after the issue referred to in clause 5.7) 30% of the issued share capital of Listco for Topco (on the one hand) and for DC Sub (on the other hand) managed by the Managing Partner through the partnership between them (constituted as Holdings
        CV) in return for 50% (each) of the partnership interests of Holdings
        CV.

5.6 Each of Lagardere and Sogepa shall transfer Listco Shares to Topco in consideration for the issue to each of Lagardere and Sogepa of interests of Topco (in both cases in accordance with and as specified in the Topco Shareholders Agreement).

5.7 DC Sub shall, and Lagardere and Sogepa shall procure that Topco shall, use its best efforts to procure the issue by Listco of new shares of Listco in an amount equal to 16.3% (or such other proportion as may be agreed by the Principals in writing after the date hereof) of the (pre-issue) issued share capital of Listco. No party, nor any member of their respective Groups, shall participate in such issue. The parties shall procure that Holdings CV does not hold Listco Shares representing less than 60% of the issued share capital of Listco after any issue referred to in Clause 5.7 and an issue in connection with a transaction involving CASA.

5.8 DC Sub, Lagardere, and Sogepa shall, and Lagardere and Sogepa shall procure that Topco shall, enter into the Participation Agreement.

5.9 Sogepa, DC Sub and Lagardere shall exercise such rights as are available to them to procure that Listco shall, enter into an agreement relating to ballistic missiles in accordance with the FS and Listco Principles.

5.10 Each of the parties shall procure that all agreed form documents identified in this Agreement as to be signed and delivered by them at Closing are so signed and delivered.

5.11 In the event of any conflict between the terms of this Agreement and those of any document entered into for the purposes of, or in connection with, the transactions contemplated by the Merger Documents, the terms of this Agreement shall prevail as between the parties to this Agreement and, unless expressly provided in any such document to the contrary, nothing contained in any such document shall have the effect of varying or waiving any of the obligations of the parties under this Agreement.

6.      INDEMNITIES

6.1 DC Sub shall indemnify Lagardere (for itself and on behalf of each member of the Lagardere Group) and shall keep them indemnified, against (save in respect of any consequential loss not foreseeable by DC Sub (or any member of the DC Group)) all or any costs, claims, demands, expenses, losses or liabilities that they (or any of them) may suffer or incur from the date hereof as a result of all or any of the shareholders of Dornier GmbH (a German limited liability company) other than a member of the Delta Group (together, the "Do Family") obtaining or seeking to obtain any rights or remedies against Lagardere (or any member of the Lagardere Group), Holdings CV, the Managing Partner, Delta, New Delta, Listco or any member of the Listco Group or the Delta Group. The indemnity contained in this Clause 6.1 shall also extend to Listco to the extent such protection is not provided for in the transfer of New Delta to Listco.

6.2 DC Sub may use Excess Shares owned by Delta to satisfy any claim which the Do Family may obtain or seek to obtain. DC Sub shall use its reasonable endeavours to procure that any such claim by the Do Family is satisfied in shares in DC.

6.3 Lagardere shall indemnify DC Sub (for itself and on behalf of each member of the DC Group) and shall keep them indemnified, against (save in respect of any consequential loss not foreseeable by Lagardere (or any member of the Lagardere Group)) all or any costs, claims, demands, expenses, losses or liabilities that they (or any of them) may suffer or incur from the date hereof as a result of Dassault Industrie obtaining or seeking to obtain any rights or remedies under an agreement dated 10 November 1998 against Listco (or any member of the Listco Group) or the Aerospatiale Matra Group in relation to the shares of Dassault Aviation owned by Aerospatiale Matra (and only to the extent that the said 10 November 1998 agreement is not terminated in accordance with its terms).

6.4 Lagardere shall indemnify DC Sub (for itself and on behalf of each member of the DC

        Group) and shall keep them indemnified against (save in respect of any consequential loss not foreseen by Lagardere (or any member of the Lagardere Group) all or any costs, claims, demands, expenses, losses or liabilities that they (or any of them) may suffer or incur from the date hereof as a result of (i) British Aerospace Public Limited Company or any of its Subsidiaries (ii) Northern Telecom Limited or any of its Subsidiaries or (iii) Diehl exercising or seeking to exercise any rights or remedies against Listco (or any member of its Group) or the Aerospatiale Matra Group in relation to, respectively, (i) Matra BAe Dynamics S.A.S. (ii) Matra Nortel Communications S.A.S. or (iii) BBV and/or BGT by reason of the transactions contemplated by the Merger Documents.

6.5     For the avoidance of doubt Clause 8.4 shall not apply to this Clause 6.

7.      REGULATORY MATTERS

7.1 As soon as reasonably practicable after the signing of this Agreement, DC Sub and Lagardere shall (unless DC Sub and Lagardere otherwise agree) make a joint notification in form and substance reasonably satisfactory to each of DC Sub and Lagardere to the European Commission in respect of the transactions and arrangements contemplated by this Agreement pursuant to Regulation 4064/89.

7.2 DC Sub and Lagardere shall co-operate with one another to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any necessary or desirable notifications or filings in respect of, or of the transactions and arrangements contemplated by, the Merger Documents is supplied to the party dealing with such notifications and filings and that they are properly, accurately and promptly made.

7.3 If any Regulatory Action is taken or threatened, DC Sub and Lagardere shall promptly meet to discuss the situation and the action to be taken as a result, and (if such be the case) whether any modification to the terms of the Merger Documents (or any other agreement to be entered into pursuant hereto) shall be made, in order that any requirements (whether as a condition of giving any approval, exemption, clearance, or consent or otherwise) of the European Commission or other regulatory authority may be reconciled with, and within the scope of, the transactions and arrangements contemplated by this Agreement. DC Sub and Lagardere shall thereafter co-operate in giving effect to any modifications agreed upon.

7.4 If under relevant European Community or other laws the European Commission or other regulatory authority (after all appropriate notifications and hearings have been made and held) take any Regulatory Action the effect of which is that effect should or may not be given to the basic principles of the transactions and arrangements between the parties pursuant to the Merger Documents, then DC Sub and Lagardere shall promptly meet to decide the appropriate course in the mutual interests of the parties to give effect to the requirements of the European Commission and/or other regulatory authority(ies).

8.      REPRESENTATIONS AND WARRANTIES

8.1 DC Sub hereby represents and warrants to (a) Lagardere and (b) Sogepa at the date of this Agreement that:

        8.1.1 Each of DC, DC Sub, Delta, New Delta and all other members of the Delta Group is a corporation duly organised and incorporated and validly existing under the laws of its jurisdiction of incorporation and has now and has had at all relevant times full corporate power and authority to carry on and operate its respective businesses conducted by it from time to time and as it will be conducted upon Closing.

        8.1.2 Each of DC, DC Sub, Delta, New Delta and all other members of the Delta Group has now and has had at all relevant times full corporate power and capacity and authority to enter into the Merger Documents to which it is expressed to be a party including, without limitation, the Participation Agreement and the execution and delivery of the same and the consummation of the transactions contemplated thereby have been or will by Closing have been duly authorised by all necessary corporate action on the part of DC, DC Sub, Delta, New Delta and all other members of the Delta Group. The Merger Documents will constitute upon their execution and delivery, the legal, valid and binding obligation of DC, DC Sub, Delta, New Delta and all other members of the Delta Group as the case may be, enforceable against it in accordance with their terms, except as a Court may refuse to grant specific performance.

        8.1.3 The execution, delivery and performance of the Merger Documents will not:

                  (a) violate (or, as the case may be, did not violate) any of the provisions of the statutes of DC, DC Sub, Delta, New Delta and all other members of the Delta Group; and

                  (b) save as expressly contemplated in the Merger Documents, will not conflict with or result in a breach of or give rise to a right of termination of or cancellation of or result in the creation of any Encumbrance or accelerate the performance required by the terms of any judgement, law or regulation or court order or any agreement or instrument to which DC, DC Sub, Delta, New Delta and all other members of the Delta Group is a party or to which it or its property is subject, or constitute a default thereunder and has not done so.

        8.1.4 Except as set out in Clauses 3, 5 and 7, or as otherwise disclosed in writing by (or on behalf of) DC (or DC Sub) to Lagardere (or its advisers), no filing with, and no consent, waiver, approval or authorisation of, any governmental authority or any third party is or was required in connection with the execution, performance and delivery by DC, DC Sub, Delta, New Delta (and all other members of the Delta Group) of the Merger Documents or the performance by DC, DC Sub, Delta, New Delta (and all other members of the Delta Group) of any of the transactions contemplated thereby.

        8.1.5 The information provided by or on behalf of DC, DC Sub or Delta to, or on behalf of, Lagardere or Aerospatiale Matra for, or in connection with, the transaction contemplated by the Merger Documents was prepared and so provided in good faith.

        8.1.6 Delta is the sole legal and beneficial owner of the Delta Shares and has no other assets. The Delta Shares comprise the whole of the allotted and issued share capital of New Delta, have been properly allotted and issued and are fully paid or credited as fully paid. There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Delta Shares or unissued shares in the capital of New Delta. Other than any Merger Document there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of New Delta. New Delta does not have a Subsidiary other than the companies referred to in Schedule 2 (the "Delta Subsidiaries"). Delta has no interest in, and has not agreed to acquire an interest in, anybody other than the Delta Subsidiaries. Each allotted and issued share in the capital of each Delta Subsidiary is legally and beneficially owned by Delta alone, has been properly allotted and issued and is fully paid or credited as fully paid. There is no Encumbrance, and no agreement, arrangement or obligation to create or give an Encumbrance, in relation to a share or unissued share in the capital of each Delta Subsidiary.

        8.1.7 The Delta Warranted Accounts have been prepared on a proper and consistent basis in accordance with the applicable law and US GAAP. Those accounts show a true and fair view of the assets, liabilities and state of affairs of the Delta Group as at 31 December 1998 and of the profits and losses of the Delta Group for the financial year ended on 31 December 1998.

        8.1.8 The Delta Warranted Accounts reserve or provide in accordance with US GAAP for all tax liable to be assessed on New Delta or any member of the Delta Group or for which it is or may become accountable, for all periods starting on or before 31 December 1998. The Delta Warranted Accounts reserve (in accordance with US GAAP) for all contingent or deferred liabilities to tax and pensions commitments for all periods starting on or before 31 December 1998 and no tax shall arise in respect of the period from 31 December 1998 until Closing other than tax on profits arising in the ordinary and usual course of business except in respect of any tax cost specifically indicated in Schedule 3 or Schedule 11.

        8.1.9 Neither the execution nor the performance of any Merger Document will result in losing the benefit of an asset, grant, subsidy, right or privilege which

                  New Delta or any member of the Delta Group enjoys at the date of this Agreement or will conflict with, result in a breach of, give rise to an event of default under, require the consent of a person under, enable a person to terminate or relieve a person from an obligation under any agreement or arrangement to which Delta or any member of the Delta Group is a party or any legal or administrative requirement by which New Delta or any member of the Delta Group is bound.

        8.1.10 New Delta (or any relevant member of the Delta Group) has obtained, and has complied with, the terms and conditions of, each Permit. Each Permit is valid, in force and unconditional or subject only to a condition that has been satisfied. No Permit will be revoked, suspended, cancelled, varied or not renewed as a result of the execution or performance of any Merger Document. For these purposes "Permit" means a permit, licence, consent, approval, certificate, qualification or other authorisation required for the effective operation of the business of any member of the Delta Group or for its ownership, possession, occupation and use of an asset.

        8.1.11 Save to the extent provided for in the Delta Warranted Accounts no member of the Delta Group is involved in a civil, criminal, arbitration, administrative or other proceedings in respect of which the potential loss or liability may exceed EUR 2.5 million. No civil, criminal, arbitration, administrative or other proceeding is pending or threatened by or against any member of the Delta Group. No fact or circumstance exists which might give rise to a civil, criminal, arbitration, administration or other proceeding involving any member of the Delta Group. There is no outstanding judgement, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against any member of the Delta Group.

        8.1.12 Since 31 December 1998 and excluding matters required for the implementation of the transaction contemplated by the Merger Documents (or as otherwise disclosed in writing between the Principals), the extraction of cash from the business of the Delta Group has been in accordance with the ordinary and normal course of business of the Delta Group.

8.2 Lagardere hereby represents and warrants to (a) DC Sub and (b) Sogepa at the date of this Agreement that:

        8.2.1 Each of Lagardere, Aerospatiale Matra and other members of the Lagardere Group is a corporation (or, as appropriate, partnership) duly incorporated (or constituted) and validly existing under the laws of its jurisdiction of incorporation (or constitution) and has now and has had at all relevant times full power and authority to carry on and operate its respective businesses conducted by it from time to time and as it will be conducted upon Closing.

        8.2.2 Each of Lagardere, Aerospatiale Matra and other relevant members of the Lagardere Group has now and has had at all relevant times full power and capacity and authority to enter into the Merger Documents to which it is expressed to be a party including, without limitation, the Participation Agreement and the execution and delivery of the same and the consummation of the transactions contemplated thereby have been or will by Closing have been duly authorised by all necessary action on the part of Lagardere, Aerospatiale Matra and other relevant members of the Lagardere Group. The Merger Documents will constitute, upon their execution and delivery, the legal, valid and binding obligation of Lagardere, Aerospatiale Matra and other relevant members of the Lagardere Group as the case may be, enforceable against it in accordance with their terms, except as a Court may refuse to grant specific performance.

        8.2.3 The execution, delivery and performance of the Merger Documents will not:

                  (a) violate (or, as the case may be, did not violate) any of the provisions of the Bye-laws of Lagardere, Aerospatiale Matra and other relevant members of the Lagardere Group;

                  (b) save as expressly contemplated in the Merger Documents conflict with or result in a breach of or give rise to a right of termination of or cancellation of or result in the creation of any Encumbrance or accelerate the performance required by the terms of any judgement, law or regulation or court order or any agreement or instrument to which Lagardere, Aerospatiale Matra and other relevant members of the Lagardere Group is a party or to which it or its property is subject, or constitute a default thereunder and has not done so.

        8.2.4 Except as set out in Clauses 3, 5 and 7, or as otherwise disclosed in writing by (or on behalf of) Lagardere to DC or DC Sub (or their advisers) no filing with, and no consent, waiver, approval or authorisation of, any governmental authority or any third party is or was required in connection with the execution, performance and delivery by Lagardere, Aerospatiale Matra (and other relevant members of the Lagardere Group) of the Merger Documents contemplated hereby or the performance by Lagardere, Aerospatiale Matra (and other relevant members of the Lagardere Group) or any of the transactions contemplated thereby.

        Lagardere hereby represents and warrants to DC Sub at the date of this Agreement that:

        8.2.5 The information provided by or on behalf of Lagardere to, or on behalf of, DC or DC Sub, for, or in connection with, the transaction contemplated by the Merger Documents was prepared and so provided in good faith.

        8.2.6 Lagardere is the sole legal and beneficial owner of the Aerospatiale Matra Shares. The Aerospatiale Matra Shares comprise approximately 33% of the whole of the allotted and issued share capital of Aerospatiale Matra, have been properly allotted and issued and are fully paid or credited as fully paid. There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Aerospatiale Matra Shares. Other than any Merger Document there is no agreement, arrangement or obligation requiring the transfer, redemption or repayment of, or the grant to a person of the right (conditional or not), to require the transfer, redemption or repayment of the Aerospatiale Matra Shares. Aerospatiale Matra does not have a Subsidiary other than the companies referred to as Aerospatiale Matra Subsidiaries in
                  Schedule 1 (the "Aerospatiale Matra Subsidiaries"). Aerospatiale Matra has no interest in, and has not agreed to acquire an interest in, anybody other than the Aerospatiale Matra Subsidiaries and Aerospatiale Matra Bis. Each allotted and issued share in the capital of each Aerospatiale Matra Subsidiary is legally and beneficially owned by Aerospatiale Matra alone, has been properly allotted and issued and is fully paid or credited as fully paid. There is no Encumbrance, and no agreement, arrangement or obligation to create or give an Encumbrance, in relation to a share or unissued share in the capital of each Aerospatiale Matra Subsidiary.

        Lagardere and Sogepa hereby severally represent and warrant to DC Sub at the date of this Agreement that:

        8.2.7 The Aerospatiale Matra Warranted Accounts have been prepared on a proper and consistent basis in accordance with the applicable law and French GAAP. Those accounts show a true and fair view of the assets, liabilities and state of affairs of the Aerospatiale Matra Group as at 31 December 1998 and of the profits and losses of the Aerospatiale Matra Group for the financial year ended on 31 December 1998.

        8.2.8 The Aerospatiale Matra Warranted Accounts reserve or provide in accordance with French GAAP for all tax liable to be assessed on Aerospatiale Matra or any member of the Aerospatiale Matra Group or for which it is or may become accountable, for all periods starting on or before 31 December 1998. The Aerospatiale Matra Warranted Accounts reserve (in accordance with French GAAP) for all contingent or deferred liabilities to tax for all periods starting on or before 31 December 1998 and no tax shall arise in respect of the period from 31 December 1998 until Closing other than tax on profits arising in the ordinary and usual course of business and tax of Aerospatiale Matra (on its own account) arising exclusively in connection with the transaction contemplated by the Merger Documents.

        8.2.9 Neither the execution nor the performance of any Merger Document will result in losing the benefit of an asset, grant, subsidy, right or privilege which Aerospatiale Matra or any member of the Aerospatiale Matra Group enjoys at the date of this Agreement or will conflict with, result in a breach of, give rise to an event of default under, require the consent of a person under, enable a person to terminate or relieve a person from an obligation under any agreement or arrangement to which Aerospatiale Matra or any member of the Aerospatiale Matra Group is a party or any legal or administrative requirement by which Aerospatiale Matra or any member of the Aerospatiale Matra Group is bound.

        8.2.10 Aerospatiale Matra (or any relevant member of the Aerospatiale Matra Group) has obtained, and has complied with, the terms and conditions of, each Permit. Each Permit is valid, in force and unconditional or subject only to a condition that has been satisfied. No Permit will be revoked, suspended, cancelled, varied or not renewed as a result of the execution or performance of any Merger Document. For these purposes "Permit" means a permit, licence, consent, approval, certificate, qualification or other authorisation required for the effective operation of the business of any member of the Aerospatiale Matra Group or for its ownership, possession, occupation and use of an asset.

        8.2.11 Save to the extent provided for in the Aerospatiale Matra Warranted Accounts no member of the Aerospatiale Matra Group is involved in a civil, criminal, arbitration, administrative or other proceedings in respect of which the potential loss or liability may exceed EUR 2.5 million. No civil, criminal, arbitration, administrative or other proceeding is pending or threatened by or against any member of the Aerospatiale Matra Group. No fact or circumstance exists which might give rise to a civil, criminal, arbitration, administration or other proceeding involving any member of the Aerospatiale Matra Group. There is no outstanding judgement, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against any member of the Aerospatiale Matra Group.

        8.2.12 Since 31 December 1998 and excluding matters required for the implementation of the transaction contemplated by the Merger Documents (or as otherwise disclosed in writing between the Principals), the extraction of cash from the business of the Aerospatiale Matra Group has been in accordance with the ordinary and normal course of business of the Aerospatiale Matra Group.

8.3 Sogepa hereby represents and warrants to DC Sub and Lagardere at the date of this Agreement that:

        8.3.1 It has now and has had at all relevant times full power and capacity and authority to enter into the Merger Documents to which it is expressed to be a party and the execution and delivery of the same and the consummation of the transactions contemplated thereby have been or will by Closing have been duly authorised by all necessary corporate action on its part. The Merger Documents will constitute upon their execution and delivery the legal, valid and binding obligation of Sogepa enforceable against it in accordance with their terms, except as a Court may refuse to grant specific performance.

        8.3.2 The execution, delivery and performance of the Merger Documents will not:

                  (a) violate (or, as the case may be, did not violate) any of the provisions of the constitutional documents of Sogepa; and

                  (b) save as expressly contemplated in the Merger Documents, will not conflict with or result in a breach of or give rise to a right of termination of or cancellation of or result in the creation of any Encumbrance or accelerate the performance required by the terms of any judgement, law or regulation or court order or any agreement or instrument to which the French State or Sogepa is a party or to which it or its property is subject, or constitute a default thereunder and has not done so.

        8.3.3 Except as disclosed in writing by (or on behalf of) Sogepa (or its advisers) or as envisaged by the Merger Documents, no filing with, and no consent, waiver, approval or authorisation of, any governmental authority or any third party is or was required in connection with the execution, performance and delivery by Sogepa of the Merger Documents or the performance by Sogepa of any of the transactions contemplated thereby.

        8.3.4. Sogepa will at Closing be the sole legal and beneficial owner of the Sogepa Shares, which have been properly allotted and issued and are fully paid or credited as fully paid. There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Sogepa Shares. Other than any Merger Document there is no agreement, arrangement or obligation requiring the transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the transfer, redemption or repayment of the Sogepa Shares.

8.4     Remedies

        8.4.1     In respect of a breach of the Warranties:

                  (a) the sole recourse shall be an action for damages against the relevant entity giving the Warranty (and, for these purposes, any Warranty given by Lagardere and Sogepa under Clause 8.2.7 to 8.2.12 (inclusive) shall be deemed to be given by one entity only) (the "Debtor") from the other (or others) (the "Claimant");

                  (b) the limitations set out in Clause 8.5 shall apply (other than in respect of Clauses 8.1.1 to 8.1.4 (inclusive), Clauses 8.2.1 to 8.2.4. (inclusive) and Clauses 8.3.1 to
                        8.3.3. (inclusive)); and

                  (c) for the avoidance of doubt any liability for a breach of the Warranties shall not be grossed-up to include any tax payable thereon by the Claimant.

        8.4.2 Save to the extent otherwise provided herein the Parties waive all or any rights they may have to rescission or restitution.

8.5     Limitations

        8.5.1 A Debtor shall not be liable to a Claimant for any claim under Clause 8.4 (a "Claim"):

                  (a) unless it receives from the Claimant written notice containing details of the Claim including the Claimant's estimate of the amount of the Claim:

                        (i) on or before the date of approval by the board of Aerospatiale Matra or, as appropriate, Listco of financial statements for that company relating to the first complete accounting period falling after the Closing Date, in the case of a Claim for breach of any of the Warranties other than a Claim covered by paragraph (ii) below;

                        (ii) in respect of any Claim relating to taxation or social security contributions, on or before the expiry of thirty 30 days after the expiry of the legal prescription period applicable to the subject matter of the Claim;

                  (b) unless the liability of the Debtor after application of the provisions of this Clause 8.5 other than this sub-clause 8.5.1 in respect of that individual Claim would exceed EUR 2.5 million in which case the Claimant shall be entitled to claim the entire amount of the Claim, subject to the provisions of Clause 8.5.1(c);

                  (c) unless the aggregate amount of the liability of the Debtor following application of the provisions of this Clause 8.5 other than this sub-clause 8.5.1 for all Claims would exceed EUR 25 million, in which case the Debtor shall be liable to the Claimant only in respect of the losses exceeding EUR 25 million.

        8.5.2 The aggregate amount of the liability of the Debtor for all Claims shall not exceed EUR 2.5 billion.

        8.5.3     The Debtor shall not be liable for any Claim:

                  (a) if and to the extent that the fact, matter, event or circumstance giving rise to such Claim was fairly and reasonably disclosed by the Debtor to the Claimant prior to the signature of this Agreement; or

                  (b) if and to the extent that the matter is specifically disclosed or is specifically provided or reserved for in the relevant Aerospatiale Matra Warranted Accounts or, as appropriate, the Delta Warranted Accounts.

        8.5.4 If the Claimant becomes aware that any claim has been made or is threatened by a third party after Closing (a "Third Party Claim") which, following the application of the provisions of this Clause 8.5, is likely to result in the Claimant being entitled to make a Claim against the Debtor:

                  (a) the Claimant shall give notice of such Third Party Claim to the Debtor as soon as reasonably practicable and in any event within seven (7) days of becoming aware of it and, in any event, at least seven (7) days prior to the expiry of the period allowed by law for responding to such Third Party Claim and shall give the Debtor and its professional advisors all reasonable information and facilities to investigate any such Third Party Claim: Failure by the Claimant in respect of its obligations under this Clause 8.5.4 (a) shall absolve the Debtor from liability in respect of the Third Party Claim, to the extent that such failure causes or increases the Debtor's liability in respect of a Claim;

                  (b) the Debtor shall not make or permit any admission of liability, agreement or compromise in respect of such Third Party Claim without prior consultation with and prior written consent of the Claimant (not to be unreasonably withheld or delayed);

                  (c) the Debtor may for 6 months from the date of receipt of the notice referred to in Clause 8.5.4(a), take all such reasonable steps or proceedings as it may consider necessary to avoid, resist, defend, appeal or compromise any such Third Party Claim to the extent only that such acts or omissions do not cause or increase a Claim.

        8.5.5 Any Claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn (and no new Claim may be made in respect of the matter giving rise to such withdrawn Claim) unless legal proceedings in respect of it have been commenced within 6 months of notification to the Debtor pursuant to Clause 8.5.1.

        8.5.6 In calculating the liability of the Debtor in respect of any Claim such Claim shall be reduced by:

                  (a)   the aggregate of:

                        (i) any amount by which any asset shall have been under-stated; and

                        (ii) any amount by which any liability shall have been overstated;

                        in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Delta Warranted Accounts, less the aggregate of:

                        (iii) any amount by which any other liabilities shall
                              have been under-stated therein; and

                        (iv) any amount by which any assets shall have been over-stated therein;

                  (b) the amount by which any provision or reserve (including any provision or reserve taken into account in calculating the net value of an asset) in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Delta Warranted Accounts, has been established to have been unnecessary or excessive;

                  (c) any amount recovered in respect of any debt written off in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Delta Warranted Accounts; and

                  (d) the extent that any liability is discharged or satisfied below the amount attributed thereto in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Delta Warranted Accounts;

                  provided that no amount shall be taken into account more than once pursuant to this Clause 8.5.6.

        8.5.7 If any matter referred to in Clause 8.5.6 is established after payment has been made by the Debtor to the Claimant pursuant to one or more Claims, the Claimant shall forthwith refund to the Debtor an amount equivalent to the amount by which such matter would have reduced such payment if it had been established before the date of the Claim.

        8.5.8 No liability shall attach to the Debtor in respect of any Claim to the extent that any taxation liability for which any company or entity contributed by that Debtor, directly or indirectly, to Listco, is reduced or extinguished as a result of the loss subject to the Claim.

        8.5.9 The Debtor shall have no liability in respect of any Claim in respect of any tax audit which merely modifies the tax period during which a deductible charge or amortisation may be taken, or in which income or gain may be realised (except to the extent that either such modification results in any Relief (otherwise useable within the same tax period) being lost or to the extent of penalties, interest and cost of funds).

        8.5.10 The Debtor shall not be liable in respect of any Claim to the extent that such Claim is attributable to, or is increased as a result of, any legislation not in force at the date hereof or to any change of law or administrative practice which takes effect retrospectively or occurs as a result of any change in the basis or method of calculation of, or any increase in the rates of, taxation in force at the date hereof.

        8.5.11 Where the Claimant is entitled to recover from a third party any sum which is the subject of an actual or potential Claim, the Claimant shall promptly notify the Debtor and, if so required by the Debtor, the Claimant shall, before seeking to recover any amount from the Debtor under this Agreement, first take all steps as the Debtor may reasonably require to enforce such recovery and thereafter any Claim shall be limited (in addition to the limitations on the liability of the Debtor referred to in this Clause) to the amount by which the loss or damage (including the costs of recovery) shall exceed the amount so recovered.

        8.5.12 If the Debtor pays to the Claimant an amount in discharge of a Claim and the Claimant subsequently recovers from a third party a sum which is referable to the Claim (including without limitation by way of insurance), the Claimant shall forthwith repay to the Debtor:

                  (a) an amount equal to the sum recovered less any reasonable out-of-pocket costs and expenses incurred in recovering the same; or

                  (b) if the figure resulting under paragraph (a) above is greater than the amount paid by the Debtor in respect of the relevant Claim, such lesser amount as shall have been so paid by the Debtor.

8.6 In relation to Warranties given by Lagardere and Sogepa in Clause 8.2.7 to 8.2.12 (inclusive) and those given to Lagardere and Sogepa in Clause
        8.1.5 to Clause 8.1.12 (inclusive) Lagardere and Sogepa may substitute Topco as the giver or, as appropriate, recipient of such Warranties in place of and to the exclusion of themselves, including in relation to accrued or then current claims or liabilities.

9.      TAX

9.1 DC Sub, Delta and Lagardere shall, and shall cause their respective Subsidiaries and (so far as each of them is able) members of the Listco Group to, and Lagardere and Sogepa shall exercise such rights as are available to them to cause Aerospatiale Matra to, co-operate in connection with the making of any claims or elections for taxation purposes requested:

        (a) by DC or DC Sub in respect of the steps taken by DC or DC Sub to create New Delta, transfer New Delta to Listco, transfer Listco Shares to Holdings CV and create and issue a convertible security over certain of the Listco Shares issued to Delta under Clause 5.2.1 and by Lagardere or Aerospatiale Matra in respect of the transfer of the Aerospatiale Matra Business to Listco and the transfer of Listco Shares to Holdings CV or the distribution of the Listco Shares to Aerospatiale Matra shareholders on winding up of Aerospatiale Matra, or any other matter necessary or desirable for the implementation of Closing; and/or

        (b) by DC or DC Sub in connection with the taxation affairs of DC, DC Sub, Delta, New Delta or any of their respective Subsidiaries or by Lagardere or Aerospatiale Matra in connection with the taxation affairs of Lagardere or Aerospatiale Matra, or any of their respective Subsidiaries, in either case in respect of any period beginning on or before Closing, provided that nothing in this Clause 9.1 shall entitle any party to require to be done anything which would or might (a) give rise to any liability or additional liability on the part of any of the parties or Holdings CV or Listco whether immediate, contingent or deferred or (b) reduce any Relief available to the parties or Holdings CV or Listco.

9.2 Each of DC Sub, Delta and Lagardere shall, and Lagardere and Sogepa shall exercise such rights as are available to them to procure that Aerospatiale Matra shall co-operate, and undertakes to procure (or, as appropriate, exercise such rights as are available to them to procure) that their respective Subsidiaries shall co-operate, to ensure that the others of them and the members of their respective Groups, are, where relevant, provided with sufficient information to enable it to submit, and to deal with any matters arising out of, any returns, notices, claims for Relief or allowances, or computations, to any relevant taxation or excise authorities in respect of any period beginning on or before Closing.

9.3 Each of the parties shall, and Lagardere and Sogepa shall exercise such rights as are available to them to procure that Aerospatiale Matra shall, co-operate, and undertakes to procure (or, as appropriate, exercise such rights as are available to them to procure) that their respective Subsidiaries shall co-operate, to facilitate the issue of dividend access shares in such manner, within the Listco Group, as may reasonably be practicable including without limitation equalisation arrangements relating to French and German source income within the Listco Group.

9.4 To the extent that (i) the transfer of New Delta from Delta to Listco gives rise to German real estate transfer tax, or (ii) the dissolution of Aerospatiale Matra gives rise to droit de partage or other tax, such tax shall be borne or paid by Listco. To the extent that any transaction contemplated in Schedule 3 gives rise to German real estate transfer tax, that tax shall be borne by DC Sub or Delta.

10.     CONFIDENTIALITY

10.1 Each of the parties undertakes to each of the others that it shall keep confidential and not (without the prior written consent of the others) disclose to any person or use or exploit commercially for its own purposes the existence and terms of this Agreement. In performing its obligations under this Clause 10, each of the parties shall apply such standards of confidentiality as it applies generally in relation to its own confidential information.

10.2 Each of the parties further undertakes to procure that members of its Group observe the provisions of this Clause 10 as fully as if they were parties hereto in lieu of that party and to use all reasonable endeavours to ensure that its employees and agents observe such confidentiality.

10.3    Clauses 10.1 and 10.2 shall not apply to:

        (a) the disclosure of information to a company which is another member of the DC Group, the Aerospatiale Matra Group or the Lagardere Group (as the case may be) where such disclosure is for a purpose reasonably incidental to this Agreement; or

        (b) information acquired from a third party with the right to divulge the same; or

        (c) information required to be disclosed by operation of law or any stock exchange regulations or any binding judgement or order or by any requirement of any competent authority; or

        (d) disclosure in confidence to a party's professional advisers of information reasonably required to be disclosed for use in connection with transactions and matters contemplated hereby or related hereto; or

        (e) information which is or becomes within the public domain (otherwise than through the default of the recipient of that information).

10.4 Subject to Clause 10.5, no announcement or press release in connection with the signature or subject matter of this Agreement shall be made or issued by or on behalf of any party or any of its Subsidiaries without the prior written approval of the other parties (such approval not to be unreasonably withheld or delayed).

10.5 If a party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority in connection with this Agreement, that party shall give the other parties every reasonable opportunity to comment on any such announcement or release before it is made or issued and the approval of the other parties shall be required to any specific references therein to themselves, their business or to Holdings CV (provided always that this shall not have the effect of preventing the party making the announcement or release from complying with its legal and stock exchange obligations.)

11.     SETTLEMENT OF DISPUTES

11.1 If there shall be any dispute, controversy or claim ("Dispute") between any of the parties arising out of or in connection with this Agreement, including the breach, lapse, termination, or invalidity of this Agreement, the relevant parties shall use their best endeavours to resolve the matter on an amicable basis. If one party serves written notice on another party or parties that a Dispute has arisen and such parties are unable to resolve such Dispute within a period of thirty
        (30) days from the service of such notice, then the matter shall be referred to a panel consisting of the Chief Executives (or equivalent) for the time being of each of Lagardere and DC (the "Panel"). No recourse to arbitration under this Agreement shall take place unless and until such procedure has been followed.

11.2 If the Panel shall have been unable to resolve the Dispute within a period of forty-five (45) days following its reference to it, it shall be referred by any of the parties in dispute (for purposes of this Clause 11, the "Claimant(s)") to and finally resolved by arbitration pursuant to the Rules of Arbitrations of the International Chamber of Commerce ("I.C.C") then in force and in accordance with the following provisions of this Clause 11.

11.3 The Tribunal should consist of three arbitrators. If there is more than one Claimant and/or more than one Respondent, then the Claimant parties and/or the Respondent parties shall jointly nominate an arbitrator. If they cannot agree, such arbitrator(s) shall be selected by the I.C.C.

11.4 The two arbitrators thus nominated shall within thirty (30) days nominate a third arbitrator who shall not be a national of France or Germany. If they cannot agree, then the Chairman shall be selected by the I.C.C.

11.5 The seat of arbitration shall be the Hague, the Netherlands. The arbitration shall be conducted in the English language.

11.6 In arriving at their award, the arbitrators shall apply the terms and conditions of this Agreement. The award of the arbitrators shall be final and binding on the parties to the Dispute. Neither the Claimant(s) nor the Respondent(s) shall seek recourse to a court of law or other authorities to appeal against the award of the arbitrators on matters of fact or law. Reasonable costs of the arbitration shall be awarded to the successful party(ies) as the arbitrators shall determine.

11.7 If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration under this Agreement or the Participation Agreement (an "Existing Dispute"), or arises out of substantially the same facts as are the subject of an Existing Dispute (a "Related Dispute"), the Tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed in respect of any Related Dispute.

11.8 The Tribunal, upon the request of a party to a Dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute, may join any party to this Agreement to any reference to arbitration proceedings in relation to that Dispute and may make a single, final award determining all Disputes between them. Each of the parties to this Agreement hereby consents to be joined to any reference to arbitration proceedings in relation to any Dispute at the request of a party to that Dispute.

11.9 Where, pursuant to the above provisions, the same Tribunal has been appointed in relation to two or more Disputes, the Tribunal may, with the agreement of all parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the Tribunal thinks fit. The Tribunal shall have power to make such directions and any interim or partial award as it considers just and desirable.

11.10 Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory relief in any court of competent jurisdiction.

11.11 If there is any conflict between the Rules of Arbitration of the I.C.C. and this Clause 11, this Clause 11 shall govern.

12.     STATUS OF PARTIES

12.1 Nothing in this Agreement shall operate to create any agency or partnership between the parties or between Listco or, as the case may be, Holdings CV, the Managing Partner and any of them.

12.2 None of the parties nor any member of their respective Groups shall have any authority to act for, or to make any commitment or incur any liability or obligation for, or on behalf of, each other or Listco or, as the case may be, Holdings CV, the Managing Partner (or any of their respective Subsidiaries) except as specifically authorised so to do in this Agreement or any of the Merger Documents or by separate written authorisation.

13.     GUARANTEES

        13.1.1 Lagardere hereby (as a primary obligor and not as a surety only) irrevocably and unconditionally guarantees (as an independent guarantee) to each of DC Sub, Sogepa and Delta (each a "DC/Sogepa Beneficiary") and indemnifies each DC/Sogepa Beneficiary in respect of the due and punctual performance of the obligations binding on relevant Lagardere Group companies who are required to perform obligations under any of the Merger Documents (a "Lagardere Obligor") and contained in the Merger Documents. In the case of default by a Lagardere Obligor of its obligations under any of the Merger Documents, Lagardere agrees on demand to make good to the relevant DC/Sogepa Beneficiary all losses, damages, costs and expenses arising out of such default or breach and will if so required to do by notice in writing from DC Sub or, as the case may be, Delta immediately observe and perform such obligations as if Lagardere were substituted for that Lagardere Obligor as primary obligor.

        13.1.2 DC Sub hereby (as a primary obligor and not as a surety only) irrevocably and unconditionally guarantees (as an independent guarantee) to each of Lagardere, Sogepa and Aerospatiale Matra (each a "Lagardere/Sogepa Beneficiary") and indemnifies each Lagardere/Sogepa Beneficiary in respect of the due and punctual performance of the obligations binding on each of Delta and relevant DC Group companies who are required to perform obligations under any of the Merger Documents (a "DC" Obligor") and contained in the Merger Documents. In the case of default by a DC Obligor of its obligations under any of the Merger Documents, DC agrees on demand to make good to the relevant Lagardere/Sogepa Beneficiary all losses, damages, costs and expenses arising out of such default or breach and will if so required to do by notice in writing from Lagardere or, as in the case may be, Aerospatiale Matra immediately observe and perform such obligations as if DC Sub were substituted for that DC Obligor as primary obligor.

13.2 The guarantees contained in this Clause will not be discharged or affected by:

        (a) any granting of time or other indulgence or without limitation any extension, renewal, acceptance, forbearance or release in respect of any of the obligations or liabilities of any party under any of the Merger Documents;

        (b) any waiver or release of any right or option of any party under any of the Merger Documents;

        (c) any modification or variation of the terms of any of the Merger Documents;

        (d) any irregularity defect or informality in any of the Merger Documents or any legal limitation, disability or incapacity of any party or want of authority of any director or officer appearing to be acting for or on behalf of any party to any of the Merger Documents;

        (e) any transfer or assignment of rights or obligations by any party under any of the Merger Documents;

        (f) any corporate reorganisation, reconstruction, amalgamation, dissolution, merger, acquisition of or by or other alteration in the corporation existence or structure of any party to the Merger Documents or any other person;

        (g) any composition or arrangement by any party to the Merger Documents or any other person; and

        (h) any other act or omission of any kind by any party to the Merger Documents or any other person or any other circumstances whatsoever which might constitute a legal or equitable discharge of the guarantees entered into;

        it being the intention of the parties that the guarantees and indemnities set out in this Clause shall be absolute and unconditional in any and all circumstances so that the guarantees and indemnities may be enforced by the relevant parties as often as the need may arise.

13.3 The guarantees herein contained shall remain in full force and effect until final performance in full by the parties to the Merger Documents of all their obligations thereunder and notwithstanding the insolvency of Holdings CV, the Managing Partner or Listco or any other event unless specifically provided for in the Merger Documents.

14.     COSTS

14.1 Save as otherwise expressly provided in this Agreement and the Merger Documents, all costs, charges and expenses, including taxes, incurred in connection with the steps taken to implement the preliminary reorganisation, Closing and subsequent distribution by, and liquidation of, Aerospatiale Matra and the obtaining of any necessary third party consents or approvals, shall be borne by DC Sub or Delta in the case of the matters to be carried out by DC Sub or Delta (including the matters contemplated in Schedules 2, 3, 6 and 11) and by Lagardere or, as appropriate, Lagardere and Sogepa shall procure that Aerospatiale Matra, in the case of the matters to be carried out by Lagardere or, as appropriate, Aerospatiale Matra (including the matters contemplated in Schedules 1, 5 and 7), shall pay those costs.

14.2 All costs, charges and expenses incurred in connection with the incorporation of (a) Holdings CV or the Managing Partner shall be borne by the Managing Partner; and (b) Topco shall be borne by Topco.

14.3 Save as provided in Clauses 14.1 and 14.2 each party shall bear and pay its own costs, charges and expenses (including the fees of its advisers) incurred in the negotiation, preparation and implementation of this Agreement (and the transactions referred to herein or contemplated hereby).

15.     GENERAL

15.1 This Agreement and any documents referred to in this Agreement constitute the entire agreement, and supersede any previous agreements between any of the parties relating to the subject matter of this Agreement.

15.2 Each of the parties shall (at its own expense) execute, or procure the execution of, all such other documents and do, or procure the doing of, all such other acts and things as may be reasonably required on its part or on the part of any member of its respective Group for the purpose of giving full effect to this Agreement.

15.3 None of the parties shall, except with the prior written consent of the others assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement.

15.4 This Agreement may not be varied except by an agreement in writing executed by each of the parties.

15.5 No waiver by a party of a failure or failures by another party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

15.6    It is agreed that:

        15.6.1 no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement;

        15.6.2 a party shall have no claim or remedy in respect of misrepresentation (whether negligent or otherwise) or untrue statement made by any other party;

        15.6.3 this clause shall not exclude liability for fraudulent misrepresentation.

15.7 Neither DC Sub, Delta nor any member of the DC Group shall, without the prior written consent of Lagardere, sell, transfer, dispose or grant an option, right or interest over or purchase, acquire or take an option, right or interest over or otherwise deal, in any way whatsoever, in any shares or debentures or any interest in any share (including, without limitation, depository receipt) or debenture in the capital of Aerospatiale Matra, or purport to do any of the foregoing or procure, encourage or incite any person to do any of the foregoing. DC Sub, Delta (or any member of the DC Group) may enter into a transaction as a result of which it (or any member of the DC Group) acquires Aerospatiale Matra Shares provided that the principal purpose of that transaction is not the acquisition of those Aerospatiale Matra Shares.

16.     NOTICES

16.1 Any notice or other communication to be given hereunder shall either be delivered by hand or sent by facsimile transmission (provided that, in the case of facsimile transmission, the notice is confirmed by being delivered by hand or sent by pre-paid registered post with acknowledgement of receipt at the same time) as follows:-

        (a)       DAIMLERCHRYSLER LUFT - UND RAUMFAHRT HOLDING AG

                  Address: Postfach 801109, 81663 Muenchen, Germany

                  Fax No:  +4989-607- 34306

                  Addressed for the personal attention of:
                  The Chairman of the Board


        (b)       LAGARDERE SCA

                  Address: 4 rue de Presbourg, 75116 Paris, France

                  Fax No:  +33 1 40 69 20 01

                  Addressed for the personal attention of:
                  The Secretaire General


        (c)       DAIMLERCHRYSLER AEROSPACE AG

                  Address: Postfach 801109, 81663 Muenchen, Germany

                  Fax No:  +4989-607-34306

                  Addressed for the personal attention of:
                  The Chairman of the Board


        (d)       SOGEPA

                  Address: 56 rue de Lille, 75007 Paris, France

                  Fax No:  +33 1 53 18 95 66

                  Addressed for the personal attention of:
                  The Secretaire General

16.2 A party may change the address, fax number or the name of the person for whose attention notices are to be addressed by serving a notice on the other parties hereto in accordance with this Clause 16.

16.3 All notices given in accordance with this Clause 16 are effective as follows:

        (a)       if delivered by hand, at the time of delivery; and

        (b) if communicated by facsimile, at the time of transmission recorded on a transmission report showing transmission of all parts of the notice,

        PROVIDED that where delivery by hand or transmission by facsimile occurs after 6pm on a Business Day or on a day which is not a Business Day, the notice shall be effective as from 9am on the next following Business Day. References to time in this clause 16.3 are to local time in the country of the addressee.

16.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon (or, in the case of confirmation of a notice sent by facsimile transmission, into the custody of the postal authorities as a pre-paid letter), or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

16.5 All notices or communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language the English text shall prevail.


17.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, and shall be as valid and effective so executed as if executed in a single document.


18.     GOVERNING LAW

        This Agreement is to be governed by and construed in accordance with the laws of the Netherlands.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                               AEROSPATIALE MATRA

AEROSPATIALE MATRA BUSINESS

The entire business, assets and liabilities of Aerospatiale Matra as at the date hereof and as carried on in the normal and ordinary course prior to transfer of Aerospatiale Matra Bis including, without limitation, the Aerospatiale Matra Group.

AEROSPATIALE MATRA INVESTMENTS

 INTEREST    COMPANY                                    HEAD OFFICE                    BUSINESS SECTOR
     %
      37.90  Airbus Industrie                           Blagnac
      37.90  Avsa SARL                                  Blagnac
      37.90  Societe Commerciale A-300-SOCA             Blagnac
      37.90  Airbus Simulators Services                 Blagnac
      37.90  Aina Holdings Inc.                         Herndon, Virginia, USA         Aircraft
      37.90  Airbus Transport International             Blagnac
         50  GIE ATR                                    Toulouse
         50  GIE Satic                                  Colomiers
      37.90  Airbus Finance Co                          Dublin, Ireland
      37.90  Airbus Ind Fin. Serv                       Dublin, Ireland
         60  Eurocopter Holding                         Paris
         70  Eurocopter                                 Marignane
         70  Eurocopter Deutschland                     Munich
         70  American Eurocopter Corp                   Dallas, Texas, USA             Helicopters
         70  Eurocopter Canada Ltd                      Ontario, Canada
      49.08  Samaero                                    Singapore
      53.50  Helibras                                   Brazil
         90  Sodern                                     Limeil-Brevannes               Space & Defense
         50  GIE Euromissile                            Fontenay-aux-Roses             Missiles
         50  Ceberg                                     Le Plessis-Robinson
      98.31  Sogerma                                    Merignac
      98.31  Seca                                       Le Bourget
      98.31  Barfield                                   Miami, USA
      68.81  Revima                                     Roissy-Charles de Gaulle       Maintenance
      49.32  Composites Aquitaine                       St-Medard-en-Jalles
      98.31  Hermet Exploration                         Colomiers
      98.31  Maroc Aviation                             Casablanca
      98.31  Noise Reduction Engineering                Washington DC, USA
        100  Socata                                     Le Bourget                     General Aviation
      45.76  Dassault Aviation                          Paris
      45.76  Dassault International France              Vaucresson
      45.76  Dassault Falcon Jet & subsidiaries         Teterboro, New Jersey, USA

 INTEREST    COMPANY                                    HEAD OFFICE                    BUSINESS SECTOR
     %
      45.76  Sognee Industries                          Sursnes                        Military   Aircraft
                                                                                       & Business Aircraft
      45.76  Dassault Aero Service
      45.76  Dassault Assurances Courtage
      45.76  Dassault International Inc.                Paramus, New Jersey, USA
      45.76  Societe Toulouse Colomiers
      21.26  Office General de l'Air (OGA)              Paris
      21.90  Sofema                                     Paris                          Other
         50  Aerospatiale  Thomson Electronique de Vol  Velizy
             (ATEV)

TRANSFER TO AEROSPATIALE MATRA BIS

- Approval by Aerospatiale Matra shareholders at an extraordinary general meeting (see Schedule 5).

- Report by an independent auditor on all Aerospatiale Matra assets and liabilities as transferred to Aerospatiale Matra Bis.

                                   SCHEDULE 2

                                   DELTA GROUP

New Delta, Eurocopter Holding S.A., Dornier GmbH, DC Aerospace Airbus GmbH, Bayern Chemie GmbH, TDA Armements SAS, Dornier Satellitensysteme GmbH, Nortel Dasa Network Systems GmbH & Co, KG, Airbus Industrie G.I.E.,
LFK-Lenkflugkorpersysteme GmbH, Delta Flugzeugwerft GmbH, Dornier Luftfahrt GmbH, Dornier Medizintechnik GmbH.

                                   SCHEDULE 3

            ESTABLISHMENT OF NEW DELTA AND TRANSFER OF DELTA BUSINESS


1. Delta and its sole shareholder DC Sub shall establish DADC Luft-und Raumfahrt-Beteiligungs AG (DADC). Delta contributes its 57.55% participation in Dornier Satellitensysteme ("DO"). GmbH in consideration for 75% of the shares in DADC. DC Sub contributes cash in consideration for 25% of the shares in DADC. The cash contribution will be equivalent to 1/3 of the market value of the DO. GmbH participation contributed by Delta.

2. Delta hives down its Delta business (including the shares in DADC but excluding the shares in MTU-M) into a wholly owned subsidiary (New Delta) (AUSGLIEDERUNG according to sec. 123 subs. 3 Transformation
        Act).

3. The Delta business shall exclude claims and past liabilities relating to Fokker Holding BV and any contingent liabilities relating to Dornier Luftfahrt GmbH.

                                   SCHEDULE 4

                                   HOLDINGS CV

Holdings CV shall be established as a limited partnership (COMMANDITAIRE VENNOOTSCHAP) under Dutch law pursuant to a limited partnership agreement between the Managing Partner acting as the general partner (BEHEREND VENNOOR) and each of DC and Topco (or permitted alternatives) as limited partners (COMMANDITAIRE VENNOTEN).

Each of the limited partners shall contribute to Holdings CV the Listco Shares that are issued to them at Closing. The Managing Partner shall be entitled to a de minimis (to be agreed) proportion of Holdings CV's profits subject to a maximum amount of EUR 1,000 per year. Each of the limited partners shall be entitled to 50% of the remaining profits of Holdings CV.

MANAGING PARTNER

The Managing Partner shall be incorporated as a private limited liability company (BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID) under Dutch law with an issued share capital of EUR 20,000 and having articles of association in a form to be agreed. DC and Topco shall each hold 50% of the issued and outstanding shares in the Managing Partner and shall each be entitled to nominate 50% of the members of the Board of the Managing Partner.

                                   SCHEDULE 5

                                     LISTCO

(a)      Aerospatiale Matra Shareholders approval by 2/3 majority to:

         - Contribute, in exchange for Listco Shares, the entire issued share capital of Aerospatiale Matra Bis, per statutory auditor report.

         -        Wind-up Aerospatiale Matra.

         - Distribute to Aerospatiale Matra shareholders, as a liquidation dividend, the Listco Shares received in exchange for the Aerospatiale Matra Bis shares contributed.

(b) Approval (by Listco shareholders) of Aerospatiale Matra Bis shares contribution, in accordance with the independent auditor report.

(c)      Waiver from CMF of obligation to make an "Offre publique de retrait".

                                   SCHEDULE 6

                               CLOSING: NEW DELTA

Steps required to close transfer described in Clause 5.2, to include:

-        approval by general meeting of Delta;

-        signature of share transfer agreement;

-        updating Delta statutory books;

- board/secretary/accountants/registered office/bank mandates/accounting reference date changes, as appropriate;

- issue and allotment of Listco Shares to Delta transferor, delivery of applicable share certificates, updating Listco allotments register.

                                   SCHEDULE 7

                         CLOSING: AEROSPATIALE MATRA BIS

Steps required to close transfer described in Clause 5.3, to include:

-        delivery of transfer form for Aerospatiale Matra Bis share capital;

-        delivery of all applicable share certificates;

-        updating of applicable statutory books;

- board/secretary/accountants/registered office/bank mandates/account reference date changes, as appropriate;

-        all other deliverables not comprising shares;

- issue and allotment of Listco Shares to Aerospatiale Matra, delivery of applicable share certificates, updating Listco allotments register.

                                   SCHEDULE 8

            DISTRIBUTION ON WINDING UP IN KIND BY AEROSPATIALE MATRA

Approval of a distribution (on winding up of Aerospatiale Matra) of Listco Shares to shareholders of Aerospatiale Matra by resolution of the shareholders of Aerospatiale Matra.

                                   SCHEDULE 9

                                 TAX CLEARANCES

FRANCE

1. Ruling securing application of article 210A of the French Tax Code (Code General des Impots) in respect of contribution of Aerospatiale Matra Business by Aerospatiale Matra to Aerospatiale Matrabis.

2. Ruling securing application of article 210A of the French Tax Code in respect of the contribution of Aerospatiale Matrabis shares by Aerospatiale Matra to Listco.

3. Rulings securing application of article 115.2 and 210B of the French Tax Code in respect of the distribution of Listco Shares to Aerospatiale Matra shareholders upon liquidation of Aerospatiale Matra.

        These rulings shall provide that:

        - The capital gain on the Listco Shares shall be exempt of corporate tax and additional contributions

        - The distribution of the Listco Shares to Aerospatiale Matra shareholders shall not be considered as a taxable dividend

        - The Listco Shares shall have the same tax value for the Aerospatiale Matra shareholders as the Aerospatiale Matra shares

        - The liquidation of Aerospatiale Matra shall not be considered as a breach by Lagardere of its commitment to retain the Aerospatiale Matra shares

4. Ruling securing application of article 210A of the French Tax Code in respect of (i) contribution of Listco Shares to Topco by SOGEPA and Lagardere and (ii) contribution of Listco Shares to Holdco by Topco.

These rulings shall be delivered in accordance with the tax authorities usual practice for this type of reorganisation and will be subject to conditions enabling the French State to tax the rolled over gains.

GERMANY

1. Ruling confirming that the issue of an exchangeable bond (to be exchanged for Listco Shares after a minimum holding period of 7 years) issued by Delta or by a Luxembourg Subsidiary of Delta does not lead to a profit realisation in Delta (such realisation only taking place once the bond is converted), such ruling being given in relation to sec. 8b
        (2) KStG (German Corporation Income Tax Act). The economic ownership (sec. 39 AO (German Tax Code)) of the shares in Listco remains with Delta until the conversion. secs. 23 (4), 20 (1) sentence 2 UmwStG (German Transformation Tax Act).

2. Ruling confirming the effectiveness of a book value continuation clause in the contribution of New Delta shares into Listco.

        The ruling to confirm that the contribution of shares in New Delta into Listco by Delta in return for Listco Shares is in all material respects tax-neutral transaction if Listco continues the book values of the participation, such ruling being given in relation to sec. 8b (2) KStG (German Corporation Income Tax Act).

3. Ruling regarding a book value continuation clause in the contribution of Listco Shares into Holdings CV, as well as with respect to the tax exemption of dividend payments to Delta.

        The ruling to establish that the contribution of Listco Shares into Holdings CV by Delta upon a continuation of the book value is, in all material respects a tax-neutral transaction. Furthermore, it should establish that both dividend payments from Listco to Delta via Holdings CV as well as profits arising from the sale of Listco Shares held through Holdings CV by Delta, are exempted from German taxation. This in particular depends upon Holdings CV being qualified as an asset management partnership (vermogensverwaltende Personengesellschaft) under German law and not as a commercial partnership.

        A ruling acknowledging that DC would not be liable to German capital gains tax on the contribution into Listco if DC is to hold part of its interest in Listco through a Holdco.

THE NETHERLANDS

1. CAPITAL DUTY. Ruling regarding the capital tax exemption on the contribution of New Delta shares and the shares of Aerospatiale Matra Bis into Listco and on the contribution of Listco Shares by DC and Topco to Holdco.

2. WITHHOLDING TAXES. Ruling regarding the absence of dividend withholding taxes on distributions by Listco through Holdings CV to DC and Topco.

3. Confirmation by the Dutch tax authorities that the Dutch tax legislation as it currently stands provides for an exemption of corporation tax on capital gains recognised on any sale of Listco Shares by the Managing Partner for the account of Topco.

                                   SCHEDULE 10

                                    NET CASH

FOR BOTH AEROSPATIALE MATRA AND DELTA

o consolidated cash and cash equivalents less long and short term borrowings, as stated in the Delta Warranted Accounts or the Aerospatiale Matra Warranted Accounts, as appropriate.

o financial investments, to the extent that they are contributed to Listco, representing investments and loans to non consolidated affiliated companies as stated in the Delta Warranted Accounts or the Aerospatiale Matra Warranted Accounts, as appropriate, with the exception of any qualifying investments for which future income was included in consolidated EBIT in the Business Plans of the respective businesses

o       the amounts derived above will subsequently be adjusted as follows:

AEROSPATIALE MATRA

o plus the post tax proceeds of the disposal of Aerospatiale Matra's 50% holding in Sextant Avionique undertaken post 31 December 1998

DELTA

o less the repayment of outstanding Launch Aid obligations undertaken post 31 December 1998

o less the provision for pension liabilities as stated in the Delta Warranted Accounts.

For illustrative purposes we have set out below the estimation of Net Cash

AEROSPATIALE MATRA                                                     MILLION
                                                                       (EUROS)
-------------------------------------------------------------------------------
Financial Assets                                                          249
-------------------------------------------------------------------------------
Net Debt                                                                  (11)
-------------------------------------------------------------------------------
Sextant Avionique                                                         332
-------------------------------------------------------------------------------
                                                                          570

-------------------------------------------------------------------------------
DELTA                                                                  MILLION
                                                                       (EUROS)
-------------------------------------------------------------------------------
Net Cash                                                                5,214
-------------------------------------------------------------------------------
Launch Aid Repayment                                                     (895)
-------------------------------------------------------------------------------
Pension Liability                                                      (2,653)
-------------------------------------------------------------------------------
Agreed EUR 700 million cash extraction                                   (700)
-------------------------------------------------------------------------------
                                                                          967
===============================================================================

                                   SCHEDULE 11

                                 CASH EXTRACTION

                                                         CURRENTLY CONTEMPLATED
                                                                 AMOUNT
                                                            EURO IN MILLIONS
Delta AG book equity (German GAAP) 12/98                          2136
Write-up of Assets under German GAAP
         MTU                                                       205
         Delta AG                                                  187
         Delta Airbus (DA)                                         228
         Dornier                                                   179
         Eurocopter                                                206
Release retained earnings DA                                       205
Separation Temic, MTU-F, AVG                                      -121
MTU 1. H99
MTU 2. H99
Delta AG 1. H99
Delta AG 2. H99
Separation of DA Cash GmbH                                         205
                                               TOTAL              3429

                                   SCHEDULE 12

                                VALUATION EXAMPLE

                                           DELTA        AEROSPATIALE      SUM
                                                           MATRA

                                          (EUROS)         (EUROS)       (EUROS)

                                          Millions        millions      millions
IMPLIED VALUE CONTRIBUTION                 V 9,649         V 9,649        19,297
Non-contribution of MTU                    - 1,275             Nil
Notional Agreed Valuation                    8,464           9,649        18,022
Cash extracted                             - 2,728             Nil

ACTUAL EQUITY VALUE CONTRIBUTION           X 5,646         Y 9,649        15,295

RESULTING EQUITY OWNERSHIP                P 36.91%        Q 63.09%

                                   SCHEDULE 13

                               PERMITTED ADVISORS

For Lagardere, Robert Fleming, Arthur Andersen, Cabinet Darrois, Clifford
Chance.

For Delta, Goldman Sachs, Freshfields, Deringer.

For Sogepa, Rothschild & Cie and Jeantet.

SIGNED BY JURGEN E. SCHREMPP     )
AND BY ECKHARD CORDES duly       )
authorised, for and on behalf of )
DAIMLERCHRYSLER LUFT -           )
UND RAUMFAHRT HOLDING AG         )



SIGNED BY                        )
duly authorised, for             )
and on behalf of                 )
DAIMLERCHRYSLER                  )
AEROSPACE AG                     )



SIGNED BY                        )
duly authorised, for             )
and on behalf of                 )
LAGARDERE SCA                    )



SIGNED BY                        )
duly authorised, for             )
and on behalf of                 )
SOGEPA                           )

                                    AGREEMENT

                               ON THE COMBINATION

                                     OF THE

                                  EADS BUSINESS

                                       AND

                                  CASA BUSINESS



                                     BETWEEN


                            DAIMLERCHRYSLER LUFT- UND
                      RAUMFAHRT HOLDING AKTIENGESELLSCHAFT

                                       AND

                          DAIMLERCHRYSLER AEROSPACE AG

                                       AND

                                  LAGARDERE SCA

                                       AND

           SOCIETE DE GESTION DE PARTICIPATIONS AERONAUTIQUES - SOGEPA

                                       AND

                             AEROSPATIALE MATRA S.A.

                                       AND

                SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES



                                DECEMBER 2, 1999

                                TABLE OF CONTENTS

PREAMBLE  .....................................................................2

Article I
          Interpretation.......................................................3

Article II
          Combination of the Aerospatiale Matra Business, the Dasa Business
          and the Casa Business; Casa Cash-out................................11

Article III
          Conditions for the Consummation of the Casa Integration;
          Termination.........................................................12

Article IV
          Due Diligence Review................................................15

Article V
          Casa Closing........................................................16

Article VI
          Industrial Plan; Covenants; Reports.................................20

Article VII
          Covenants and Indemnities...........................................22

Article VIII
          Regulatory Matters..................................................24

Article IX
          Representations and Warranties......................................25

Article X
          Breach of Warranties................................................25

Article XI
          Confidentiality.....................................................29

Article XII
          Miscellaneous.......................................................31

                               LIST OF SCHEDULES

Schedule 1   ASM-Dasa Business-Combination Agreement and Supplemental Agreement
Schedule 2   Aerospatiale Matra Business
Schedule 3   Aerospatiale Matra Subsidiaries
Schedule 4   Aerospatiale Matra Warranted Accounts
Schedule 5   Casa Business
Schedule 6   Casa Subsidiaries
Schedule 7   Casa Warranted Accounts
Schedule 8   Dasa Business
Schedule 9   Dasa Subsidiaries
Schedule 10  Dasa Warranted Accounts
Schedule 11  Dasa Warranties
Schedule 12  Lagardere Warranties
Schedule 13  Sepi Warranties
Schedule 14  Sogepa Warranties
Schedule 15  Due Diligence Schedule
Schedule 16  Sepi advisers
Schedule 17  Lagardere advisers
Schedule 18  Valuation Example
Schedule 19  Summary of Industrial Plan
Schedule 20  Estimated Resources to achieve objectives of Industrial Plan
Schedule 21  List of Permits
Schedule 22  Description of "Getafe Site"
Schedule 23  Description of "San Pablo Site"
Schedule 24  Dasa Cash Extractions
Schedule 25  Aerospatiale Matra Cash Extractions
Schedule 26  Casa Cash Extractions

BETWEEN

(1) DAIMLERCHRYSLER LUFT- UND RAUMFAHRT HOLDING AKTIENGESELLSCHAFT, a German stock corporation (AKTIENGESELLSCHAFT) registered at the commercial registry of the local court in Munich under number HRB 91671 with its seat at Munich, Germany; and

(2)      DAIMLERCHRYSLER AEROSPACE AG, a German stock corporation
         (AKTIENGESELLSCHAFT ) registered at the commercial registry of the local court in Munich under number HRB 99454 with its seat at Munich, Germany; and

(3) LAGARDERE SCA, a SOCIETE EN COMMANDITE PAR ACTIONS incorporated under the laws of France, registered at the Paris company and commercial registry (with registered number B 320 366 446) and having its registered office at 4 rue de Presbourg, 75116 Paris, France; and

(4) SOCIETE DE GESTION DE PARTICIPATIONS AERONAUTIQUES - SOGEPA, a SOCIETE ANONYME incorporated under the laws of France, registered at the Paris companies registry (with registered number B 318 186 756) and having its registered office at 56, rue de Lille, 75007 Paris, France; and

(5) AEROSPATIALE MATRA, a SOCIETE ANONYME, incorporated under the laws of France, registered at the Paris company and commerciale registry (with registered number B 572 094 514 RCS Paris) and having its registered office at 37 boulevard de Montmoreney, 75781 Paris, France; and

(6) SOCIEDAD ESTATAL DE PARTICIPACIONES INDUSTRIALES, an ENTIDAD DE DERECHO PUBLICO created under the laws of Spain and whose principal office is at 8, Plaza del Marques de Salamanca, 28006, Madrid, Spain.

                   (hereinafter referred to as the "Parties" and each a "Party")

                                    PREAMBLE

A. On October 14, 1999, DaimlerChrysler Luft- und Raumfahrt Holding AG ("DCLRH"), DaimlerChrysler Aerospace AG ("Dasa"), Lagardere SCA ("Lagardere") and Societe de Gestion de Participations Aeronautiques - Sogepa ("Sogepa") entered into an agreement regarding the combination of the businesses of Aerospatiale Matra S.A. ("Aerospatiale Matra") and Dasa in [European Aeronautic Defence and Space Company] ("EADS"), a corporation to be incorporated under Dutch law in order to create a single European company in the field of aeronautic, space and defense activities capable of competing with other world companies. A copy of the Business Combination Agreement is attached as Schedule 1 as amended by the Supplemental Agreement also attached as Schedule 1 (together the "Business Combination Agreement").

B. The Business Combination Agreement provides that Casa is a potential strategic partner of EADS whose business should also be integrated into the combined entity. Therefore, DCLRH, Dasa, Lagardere, Sogepa and Sociedad Estatal de Participaciones Industriales ("Sepi") holding approximately 99.3% of the shares in Casa have agreed that Sepi should participate in creating the single European aeronautic, space and defense company as a founding member by contributing all of its shares in Construcciones Aeronauticas S.A. ("Casa") into EADS in order to further promote the European consolidation of the aeronautic, space and defense industry and to strengthen the competitiveness and profitability of EADS.

C. The integration of Casa's business into EADS will on the basis of the transactions contemplated in the Business Combination Agreement be implemented as follows:

         Sepi will contribute its entire shareholding in Casa to EADS against issuance of new shares in EADS. Sepi's shareholding in EADS will be managed through a contractual partnership to be established under Dutch law between Sepi, DC and Topco.

D. EADS and its Subsidiaries will be managed as an integrated entity under a unified group management structure.

NOW THEREFORE, it is agreed as follows:


                                    ARTICLE I

                                 INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"Accounts Date"                     shall have the meaning given to it in Clause
                                    8 of Schedule 13;

"Aerospatiale Matra Bis"            the French company to be established
                                    pursuant to Clause 2.5 of the Business
                                    Combination Agreement to which the business, assets and liabilities of Aerospatiale Matra are to be transferred;

"Aerospatiale Matra Bis Shares"     the entire issued share capital of
                                    Aerospatiale Matra Bis;

"Aerospatiale Matra Business"       the business described in Schedule 2;

"Aerospatiale Matra Group"          Aerospatiale Matra and its Subsidiaries from
                                    time to time;

"Aerospatiale Matra Shares"         the shares in Aerospatiale Matra allotted to
                                    Lagardere on 4 June 1999;

"Aerospatiale Matra Subsidiaries"   the direct and indirect Subsidiaries of
                                    Aerospatiale Matra Bis listed in Schedule 3;

"Aerospatiale Matra Warranted       the financial statements as at 31 December
Accounts"                           1998 relating to the Aerospatiale
                                    Matra Group annexed hereto as Schedule 4;

"ASM-Dasa Closing"                  closing of the Business Combination
                                    Agreement in accordance with the terms of Clause 5 thereof;

"Business Combination Agreement"    shall have the meaning given to it in
                                    Preamble A;

"Business Day"                      a day on which banks generally are open in
                                    Paris, Amsterdam, Madrid and Frankfurt for a full range of business;

"Casa Business"                     the business described in Schedule 5;

"Casa Closing"                      closing of this Agreement in accordance with
                                    the terms of Art. V;

"Casa Closing Date"                 the date on which Casa Closing takes place;

"Casa Group"                        means Casa and its Subsidiaries from time to
                                    time;

"Casa Subsidiaries"                 the Subsidiaries of Casa listed in Schedule
                                    6;

"Casa Warranted Accounts"           the financial statements as at the Accounts
                                    Date Casa and its Subsidiaries annexed
                                    hereto as Schedule 7;

"Claim"                             has the meaning as defined in Art. X para.
                                    10.5;

"Claimant"                          has the meaning as defined in Art. X para.
                                    10.2;

"company"                           a body corporate formed under the laws of
                                    any country

"Contributed Casa Shares"           the shares in Casa held by Sepi constituting
                                    99.285281% of Casa's issued share capital to be transferred by Sepi to EADS pursuant to Art. V para. 5.2;

"Contributed Dasa-owned Casa        the shares in Casa held by Dasa constituting
Shares"                             0.7098% of Casa's issued share capital to be
                                    contributed by Dasa to EADS pursuant to Art.
                                    V para. 5.2;

"Contributed Dasa New Shares"       the shares in Dasa New to be contributed to
                                    EADS pursuant to Clause 5.2 of the Business
                                    Combination Agreement;

"DC" DaimlerChrysler AG, a German stock corporation (AKTIENGESELLSCHAFT) registered at the commercial registry of the local court in Stuttgart under number 19360 with its seat at Stuttgart, Germany;

"DC Group"                          DC and its Subsidiaries from time to time;

"Dasa Business"                     the business described in Schedule 8;

"Dasa Group"                        Dasa and its Subsidiaries until such time as
                                    the hive-down as described in Schedule 3 of the Business Combination Agreement of the Dasa Business into Dasa New has been completed and, thereafter, Dasa New and its Subsidiaries;

"Dasa New"                          the company to be established pursuant to
                                    Clause 5.2.1 of the Business Combination
                                    Agreement;

"Dasa Subsidiaries"                 the direct and indirect Subsidiaries of Dasa
                                    listed in Schedule 9;

"Dasa Warranted Accounts"           the financial statements as at 31 December
                                    1998 relating to the Dasa Group annexed
                                    hereto as Schedule 10;

"Dasa Warranties"                   the Warranties set out in Schedule 11 given
                                    by DCLRH;

"dispose"                           sell, transfer, assign, grant options over,
                                    create licenses in respect of, create or permit any Encumbrance to exist over, or otherwise dispose of, or enter into any legally binding commitment to do any of the foregoing, and related expressions shall be construed accordingly;

"EADS" the company to be established pursuant to Clause 2.4 of the Business Combination Agreement;

"EADS Group"                        EADS and its Subsidiaries from time to time;

"EADS Shares"                       ordinary shares in the capital of EADS;

"Encumbrance"                       any mortgage, charge (whether fixed or
                                    floating), lien, hypothecation, pledge,
                                    right of usufruct, encumbrance, security interest or other third party right or interest over or in respect of a particular asset other than liens arising by operation of law in the ordinary course of business;

"Frankfurt Stock Exchange"          Frankfurter Wertpapierborse, operated by
                                    Deutsche Borse AG;

"French GAAP"                       generally accepted accounting standards and
                                    principles in France;

"German GAAP"                       generally accepted accounting standards and
                                    principles in Germany;

"Guarantee"                         the guarantee from DC to (i) Sepi and its
                                    Group and to (ii) Sogepa and (iii) to
                                    Lagardere and Aerospatiale Matra and their Groups, all of even date herewith;

"Group" with respect to an entity, that entity and all Subsidiaries of such entity;

"Holdings CP"                       the contractual partnership to be
                                    established in accordance with the Holdings
                                    CP Partnership Agreement;

"Holdings CP                        the partnership agreement for Holdings CP
Partnership Agreement"              to be entered into between the Managing
                                    Partner, DC, Topco and Sepi, consistent with the Modified Participation Agreement;

"HSR Act"                           Hart-Scott-Rodino Antitrust Improvements Act
                                    1976;

"Industrial Plan"                   has the meaning as defined in Art. VI para.
                                    6.1 sub- para. 6.1.1;

"Lagardere Group"                   Lagardere and its Subsidiaries from time to
                                    time;

"Lagardere Warranties"              the Warranties set out in Schedule 12 given
                                    by Lagardere;

"Managing Partner"                  the managing partner of Holdings CP;

"Merger Documents"                  means this Agreement, the Business
                                    Combination Agreement, the Modified
                                    Participation Agreement and the Guarantee and those documents, agreements and arrangements which are Schedules or Exhibits to this Agreement, the Business Combination
                                    Agreement or the Modified Participation
                                    Agreement or which are referred to in this Agreement, the Business Combination
                                    Agreement, the Modified Participation
                                    Agreement or any such Schedules or Exhibits as documents in the agreed form;

"Modified Participation             the participation agreement in the agreed
Agreement"                          form to be entered into between DC, Sepi,
                                    Topco, Sogepa and Lagardere at Casa Closing;

"Paris Bourse"                      ParisBourseSBF SA;

"Principal"                         DCLRH or Lagardere or Sepi (as the case may
                                    be);

"Regulatory Action"                 any order of any court of competent
                                    jurisdiction (other than in connection with suits which are subject to the indemnifications pursuant to Art. 7 para.
                                    7.3, 7.4 and 7.5) or any order, decision or conclusive view made, given or expressed by a competent governmental or regulatory authority or agency or an enactment of a legislative body:

                                    (a)      which prohibits or materially
                                             restricts the transactions
                                             contemplated hereby or requires
                                             them to be materially delayed; or

                                    (b)      which would prohibit or materially
                                             restrict the carrying on of the
                                             business of the EADS Group as
                                             contemplated by the Merger
                                             Documents; or

                                    (c)      which prohibits or materially
                                             restricts or would prohibit or
                                             materially restrict the carrying on
                                             of the business of any member of
                                             the DC Group, the Lagardere Group
                                             or the Sepi Group or imposes or
                                             would impose any material
                                             conditions as to the carrying on of
                                             any such business; or

                                    (d)      in consequence of which any member
                                             of the DC Group, the Lagardere
                                             Group, the Aerospatiale Matra
                                             Group, the Sepi Group or the EADS
                                             Group would incur material fines or
                                             a material liability in damages
                                             were the Merger Documents or the
                                             matters contemplated therein to be
                                             performed in accordance with their
                                             respective terms;

"Sepi Group"                        Sepi and its Subsidiaries from time to time;

"Sepi Warranties"                   the Warranties set out in Schedule 13 given
                                    by Sepi;

"Signing Date"                      shall mean the date hereof;

"Sogepa Group"                      Sogepa and its Subsidiaries from time to
                                    time;

"Sogepa Shares"                     the shares in Aerospatiale Matra to be held
                                    by Sogepa at ASM-Dasa Closing in respect of the 15% of EADS shares to be contributed to Holdings CP;

"Sogepa Warranties"                 the Warranties set out in Schedule 14 given
                                    by Sogepa;

"Subsidiary"                        in relation to an undertaking ("the holding
                                    undertaking"), any other undertaking in
                                    which the holding undertaking (or persons acting on its behalf) for the time being directly or indirectly holds or controls either:

                                    (i)      a majority of the voting rights
                                             exercisable at general meetings of
                                             the members of that undertaking on
                                             all, or substantially all, matters;

                                    (ii)     the right to appoint or remove
                                             directors having a majority of the
                                             voting rights exercisable at
                                             meetings of the board of directors
                                             or equivalent body of that
                                             undertaking on all, or
                                             substantially all, matters;

                                    and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of any further undertaking of which that other is a Subsidiary;

"tax" and "taxation"                includes any and all forms of taxes, levies,
                                    imposts, duties, charges and contributions of whatever nature (including but not limited to taxes on income, profits and gains, customs duties, value added taxes, excise duties, stamp duty, document tax and social security contributions) and all withholding or deductions in respect of each or any of the foregoing of whatever nature, imposed whatsoever by a public body together with any (actual or contingent) refund, reclaim or reimbursement claim relating to any State, regional or local authority subsidy granted or paid and whether directly or primarily chargeable against recoverable from or attributable to a company or any other entity, unincorporated association or person or persons and all fines, penalties, charges and interest relating to any of the foregoing or to any claim for any of the foregoing but excluding any GRUNDSTEUER,
                                    IMPOTS LOCAUX, and any equivalent tax under the laws of any jurisdiction;

"Topco" a SOCIETE PAR ACTIONS SIMPLIFIEE to be formed in accordance with the Topco Shareholders Agreement;

"Topco Shareholders Agreement"      the Topco Shareholders Agreement in the
                                    agreed form to be entered into between
                                    Lagardere and Sogepa at ASM-Dasa Closing;

"undertaking"                       a body corporate or partnership or any
                                    unincorporated association situated in any jurisdiction carrying on a trade or business with or without a view to profit, (including, for the avoidance of doubt, but not limited to, a societe en commandite par actions, a groupement d'int eret economique
                                    ("GIE"), a GmbH & Co., KG and an oHG) (and, in relation to an undertaking which is not a company, expressions in this Agreement appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description);

"US GAAP"                           generally accepted accounting standards and
                                    principles in the United States of America;

"Warranties"                        the representations and warranties given by
                                    DCLRH, Lagardere, Sogepa and Sepi,
                                    respectively, contained in Art. IX and
                                    Schedules 11, 12, 13 and 14;

"Warrantor"                         has the meaning as defined in Art. X para.
                                    10.1.

1.2 Article and paragraph headings in this Agreement and its Schedules are included for convenience only and shall not affect the interpretation of this Agreement.

1.3 The Preamble and Schedules to this Agreement shall form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. Accordingly, references to this Agreement shall include references to its Preamble and Schedules.

1.4      In this Agreement, unless the context otherwise requires:

         (a)      the singular shall include the plural and vice versa;

         (b) references to persons shall include individuals, companies, undertakings and governmental, supranational and state agencies and regulatory bodies;

         (c) references to Preamble, Clauses, Schedules, Articles (or "Art.") and Paragraphs (or "para.") and parts thereof are to Preamble, Clauses, Schedules, Articles and Paragraphs of and to this Agreement and parts thereof respectively.

1.5 Any reference in this Agreement to another document being in "the agreed form" or "the agreed terms" is to such a document either:

         (a) in a form agreed between the Principals and initialed for and on behalf of the Principals for the purpose of identification; or

         (b) in such other form as may be agreed in writing by the Principals in substitution therefor.

                                   ARTICLE II

 COMBINATION OF THE AEROSPATIALE MATRA BUSINESS, THE DASA BUSINESS AND THE CASA
                             BUSINESS; CASA CASH-OUT

2.1      IMPLEMENTATION OF BUSINESS COMBINATION AGREEMENT

         Subject to the satisfaction of the conditions precedent set forth in the Business Combination Agreement or waiver thereof in accordance with the provisions of the Business Combination Agreement, DCLRH, Dasa, Lagardere and Sogepa hereby undertake to Sepi to implement the combination of the Dasa Business and the Aerospatiale Matra Business in accordance with their respective obligations under the Business Combination Agreement and to carry out all actions and measures contemplated therein in accordance with their respective obligations thereunder in accordance with its terms as amended hereby.

         Nothing in this Agreement will prevent the Parties to the Business Combination Agreement from implementing the Business Combination Agreement in accordance with its terms.

2.2      INTEGRATION OF CASA BUSINESS INTO EADS

         Subject to the provisions of this Agreement, the Parties agree to integrate the Casa Business into EADS together with the implementation of the merger of the Aerospatiale Matra Business and the Dasa Business.

2.3      CASA CASH EXTRACTION AND DIVIDEND

         Prior to the contribution of the Contributed Casa Shares to EADS pursuant to Art. V para 5.2 below, Sepi will extract from Casa:

         (a) an amount of [EURO]280,000,000 out of distributable reserves and a reduction of the registered share capital of Casa, and

         (b) the amount of the after-tax profit of Casa for the fiscal year ending on December 31, 1999, however limited to a maximum amount of [EURO]60,000,000, as a dividend.

2.4 To the extent that tax is borne by Casa, by reason of the cash extraction and dividend referred to in sub-paragraphs (a) and (b) of para. 2.3, the amount of that tax shall be included in calculating the amount of cash extracted and of the dividend for the purpose of determining whether the limits in these paragraphs have been respected.

2.5 Sepi acknowledges that the Parties to the Business Combination Agreement will enter into good faith negotiations to combine the electronic defense activities of EADS and Thomson CSF.

2.6      Sepi acknowledges having reviewed the Ballistic Missiles Letter.

                                   ARTICLE III

      CONDITIONS FOR THE CONSUMMATION OF THE CASA INTEGRATION; TERMINATION

3.1      CONDITIONS PRECEDENT

         The Casa Closing pursuant to Art. V shall be conditional upon each of the following conditions having first been satisfied or waived in writing by all Parties hereto:

         (a) implementation of the preliminary actions set forth in Clauses 2.1-2.5 of the Business Combination Agreement;

         (b) satisfaction of all the conditions precedent set forth in Clause 3 of the Business Combination Agreement or waiver in accordance with the provisions thereof;

         (c)      either or both of:

                  (i) the Commission of the European Communities (the "European Commission") having issued a decision pursuant to Article 6 (1) (b) or Article 8 (2) of European Community Council Regulation 4064/89 ("Regulation 4064/89") and, if such decision is given subject to conditions or obligations, such conditions or obligations being reasonably satisfactory to the Principals; or the competent authorities of any EC Member State concerned, pursuant to either Article 21
                           (3), or a decision of the European Commission under
                           Article 9 (1), of Regulation 4064/89, having granted their consent, approval or clearance and, if such decision is given subject to conditions or obligations, such conditions or obligations being reasonably satisfactory to the Principals; and/or;

                  (ii) an EC Member State having invoked Article 296 (1) of the EC Treaty (as amended by the Treaty of Amsterdam) and requesting the Principals not to notify the merger under Regulation 4064/89 and, if such request is given subject to conditions or obligations imposed on the Principals, such conditions or obligations being reasonably satisfactory to the Principals, and no EC Member State having validly taken any Regulatory Action (or action, proceeding or proposal which if successfully pursued by the person initiating the same would result in a Regulatory Action);

         (d) pursuant to the HSR Act, the Federal Trade Commission or the Anti-trust Division of the Department of Justice of the United States of America and, if applicable, Committee for Foreign Investment in the United States of America, having given all such consents or approvals as may be required or necessary in form and substance reasonably satisfactory to the Principals;

         (e) authorization of the transaction by the Spanish Council of Ministers (CONSEJO DE MINISTROS) under article 12.5 of the Act 5/1996 of 10 January and other applicable or related regulations;

         (f) authorisation of the foreign investments in Casa by the Spanish Council of Ministers (CONSEJO DE MINISTROS) under article 11 of Royal Decree 664/1999 of 23 April and related regulations;

         (g) all such consents or approvals as may be necessary having been obtained from the COMMISSION DES PARTICIPATIONS ET DES TRANSFERTS of France for the matters contemplated in the Business Combination Agreement having regard to the matters contemplated in this Agreement;

         (h) Lagardere and Aerospatiale Matra having obtained from the French MINISTERE DE LA DEFENSE, pursuant to an application in form and substance reasonably satisfactory to the Principals, approval of the principle that there will be no limitation for German and Spanish nationals working for EADS except in respect of French regulations (of general application to non-French nationals) applying generally for the protection of military secrets;

         (i) the parties hereto having obtained from the French MINISTERE DE L'ECONOMIE ET DES FINANCES approval in form and substance reasonably satisfactory to the Principals of the transactions contemplated in the Merger Documents, pursuant to the French Laws 86-793 dated 2 July 1986, 86-912 dated 6 August 1986 (as amended by the law dated 9 July 1993), 89-465 dated 10 July 1989 and the ARRETE dated 24 December 1992;

         (j) expiration of the periods set forth in Art. IV para. 4.3 (c) of this Agreement and of Clause 4.8 (c) of the Business Combination Agreement without any of the Parties hereto or thereto having exercised its termination right, if any, within such periods.

3.2      LAPSE OF THIS AGREEMENT

         In the event that any of the conditions set forth above have not been satisfied or waived in writing by the Parties by 12:00 midnight, Netherlands time, on June 30, 2000 or such later date as the Parties may agree in writing, this Agreement shall lapse and cease to have any further force or effect except for the provisions of Art. XI and XII which shall continue in full force and effect. In such case, any claims for damages, save in respect of prior breaches of this Agreement, shall be excluded.

                                   ARTICLE IV

                              DUE DILIGENCE REVIEW

4.1 REVIEW OF CERTAIN MATTERS RELATING TO AEROSPATIALE MATRA BUSINESS AND CASA BUSINESS

         The Parties have agreed on a schedule for a due diligence review as attached hereto as Schedule 15. The Parties agree that neither Dasa nor any other company of the DC Group assumes any responsibility or liability whatsoever to Lagardere, Aerospatiale Matra, Sogepa or Sepi in respect of the reports or presentations to be provided by Dasa pursuant to Schedule 15 or the information contained therein or omitted therefrom.

         If either or both of Lagardere and Sepi wishes to carry out a review process they shall proceed according to the timetable set out in
         Schedule 15. The information regarding the Aerospatiale Matra Business to be made available by Lagardere to Sepi and its advisors listed in
         Schedule 16 and the information regarding the Casa Business to be made available by Sepi to Lagardere and its advisors listed in Schedule 17 shall in each case be in accordance with lists of information to be agreed between Lagardere and Sepi. If both Lagardere and Sepi wish to carry out a review, the list of information shall be agreed on a reciprocal basis. The information and material shall be provided in such place as is specified by Lagardere or, as the case may be, by Sepi.

         Each of Sepi and Lagardere (and their respective advisors) shall review the information made available to them pursuant to the above provisions in an orderly and timely manner.

4.2      CONSULTATION ETC. WITH SOGEPA

         Lagardere shall if Sogepa so wishes (in such case at joint cost) carry out a review process as mentioned in Clause 4.1 above and periodically report to and consult with Sogepa on the matters reviewed by it as part of the process described in para. 4.1 to 4.3 (inclusive) and shall report and consult on any facts giving rise to a potential claim under Art. IX and X. Lagardere shall take no action under para. 4.3 without the consent of Sogepa.

4.3      TERMINATION RIGHT OF LAGARDERE AND SEPI

         Should either Lagardere, Sogepa or Sepi discover any matter during the review process referred to in para. 4.1 above which may reasonably be expected to have the effect of reducing the aggregate notional value of the EADS Group, Y+X +S as defined in Art. V para. 5.2 sub-para 5.2.1 and 5.2.3 below, in case of matters discovered by Lagardere or Sogepa by [EURO]250 million or more or in case of matters discovered by Sepi by [EURO]2 billion or more, Lagardere or Sepi, as the case may be, shall

         (a) notify the other, Sogepa and DCLRH of their discovery, the basis for it and the reason for its interpretation of it as being materially and adversely different from the bases and assumptions referred to above;

         (b) attempt, through discussions with the other, Sogepa and DCLRH and, where appropriate, respective advisors, to resolve the differences; and

         (c) at any time on or before 7 January 2000 be entitled (by notice in writing served on the other, Sogepa and DCLRH) to terminate this Agreement.

4.4 For the avoidance of doubt, it is hereby acknowledged and agreed that either Lagardere or Sepi shall be entitled to carry out a review under this Article and to exercise their termination right (if any) under this Article regardless of whether or not the other carries out a review under this Article.

4.5      TERMINATION RIGHTS OF DCLHR AND LAGARDERE

         The Parties agree that the termination rights of DCLRH and Lagardere set forth in Clause 4.8 of the Business Combination Agreement shall continue to apply and the exercise of a termination right pursuant to Clause 4.8 of the Business Combination Agreement by DCLRH or Lagardere, as the case may be, shall also have the effect of terminating this Agreement vis-a- vis all Parties hereto.

                                    ARTICLE V

                                  CASA CLOSING

5.1       CASA CLOSING

         The Casa Closing shall take place on the date of, and simultaneously with, the ASM-Dasa Closing pursuant to Clause 5 of the Business Combination Agreement subject to the satisfaction or waiver of the conditions precedent set forth in Art. III above. If the conditions precedent set forth in Article III above have not been satisfied or waived by the date on which the conditions precedent to the ASM-Dasa Closing are satisfied or waived (other than the condition precedent set out in Clause 3.1 (i), (j) and (l) of the Business Combination Agreement) then, subject to Art. III para. 3.2, the Casa Closing will take place on the date immediately following the satisfaction or waiver of the conditions precedent set forth in Article III above, unless, in the reasonable opinion of DCLRH, Lagardere and Sogepa following consultations with Sepi, the Casa Closing at such date would have a material disruptive effect on the implementation of the offering referred to in Clause 5.7 of the Business Combination Agreement, in which case the Casa Closing shall take place as soon as reasonably practicable after the listing of the new shares, in any event no later than 90 days after the ASM-Dasa Closing.

         The Casa Closing shall take place at the offices of Clifford Chance in Amsterdam, Apollolaan 171, 1077 AS Amsterdam, Holland. At the Casa Closing, the matters set forth in the following provisions (other than para. 5.4) shall be effected.

5.2      TRANSFER OF CASA SHARES TO EADS; PARTICIPATIONS IN EADS

5.2.1    Transfer of Sepi's Shareholding in Casa

         Without prejudice to Art. II para. 2.3, Sepi shall transfer by way of contribution in kind the Contributed Casa Shares free of any Encumbrance to EADS against issuance to Sepi of that number of EADS Shares representing that proportion, U, of the total issued share capital of EADS, ((Y + V - D) x (1+t)) + S, calculated as follows:

         (a)

               U =   99.3 x R
                   ------------
                       100

         (b)   R =              S
                    -------------------------   x 100
                    ((Y + V - D) x (1+t)) + S

          where:

         R = Ratio for Contributed Casa Shares and Contributed Dasa-owned
             Casa Shares after Contribution

         S = [EURO]1,027,270,000 (notional value of Casa after the cash extraction and dividend pursuant to Art. II para. 2.3)

         Y = [EURO]9,649,000,000 (notional value of Aerospatiale Matra after Permitted Dividend as defined in the Business
             Combination Agreement)

         V = [EURO]8,374,000,000 (notional value of Dasa after
             Permitted Dividend as defined in the Business Combination
             Agreement)

         D = the amount extracted by DC or any member of the DC Group
             (other than a member of the Dasa Group) pursuant to Clause 2.1 of the Business Combination Agreement (excluding the
             [EURO]700 million referred to in Clause 2.1 of the Business Combination Agreement and Schedule 10 thereto).

         t = the number of shares in EADS issued and subscribed in the offering referred to in Clause 5.7 of the Business Combination Agreement divided by the number of shares of EADS prior to such offering (assuming that the new shares are of the same nominal amount as the shares outstanding prior to the offering), provided that "t" shall equal zero (0) if the contribution of the Contributed Casa Shares and the contribution of the Contributed Dasa-owned Casa Shares pursuant to para. 5.2.2 below takes place prior to the offering referred to in Clause 5.7 of the Business Combination Agreement.

         as set out, by way of example, in Schedule 18.

         The notional values set forth above are only for the purpose of calculating the ratios of the participations, the effect of cash extraction (D) on the ratios and the dilution of the Sepi shareholding in case that the contribution of the Contributed Casa Shares and the Contributed Dasa-owned Casa Shares takes place after the offering referred to in Clause 5.7 of the Business Combination Agreement. In the event that the contribution of the Contributed Casa Shares and the Contributed Dasa-owned Casa Shares takes place after the offering, the current market valuation of EADS shall not affect the agreed valuation.

5.2.2    Transfer of Dasa's Shareholding in Casa

         Dasa shall transfer by way of contribution in kind the Contributed Dasa-owned Casa Shares free of any Encumbrance to EADS against issuance to Dasa of that number of

         EADS Shares representing that proportion, W, of the total issued share capital of EADS, ((Y + V - D) x (1+t)) + S, calculated as follows:

         W = R - U

5.2.3    Calculation of Dasa's and Aerospatiale Matra's Participation

         If, as intended by the parties, the contribution of the Contributed Casa Shares and the Contributed Dasa-owned Casa Shares pursuant to para. 5.2.1 and 5.2.2 above occurs together with the contribution of the Dasa New Shares and the Aerospatiale Matra Bis Shares pursuant to Clauses 5.2 and 5.3 of the Business Combination Agreement, then, by way of derogation to Clause 5.2.1 of the Business Combination Agreement, the proportion, P, of the total issued share capital of EADS to be issued to Dasa in exchange for the contribution of the shares in Dasa New to EADS is calculated as follows:

                       P =        X          x 100
                              ---------
                              X + Y + S

          where:

          X = V - D

          Furthermore, by way of derogation to Clause 5.3.1, the proportion, Q, of the total issued share capital of EADS to be issued to Aerospatiale Matra shall be calculated as follows:

          Q = 100 - P - R.

5.3       MANAGEMENT OF EADS SHARES IN HOLDINGS CP

          By way of derogation to Clause 5.5 of the Business Combination Agreement, Dasa shall, and Lagardere and Sogepa shall procure that Topco shall transfer legal title to their shares in EADS representing (after the contribution of Casa pursuant to para. 5.2.1 and 5.2.2 above and the issue referred to in Clause 5.7 of the Business Combination Agreement) 30 % of the total issued share capital of EADS for Topco (on the one hand) and for Dasa (on the other hand) to the Managing Partner whilst retaining the economic ownership of such shares in accordance with the terms of the Holdings CP Partnership Agreement.

          Subject to para 5.4 below, Sepi shall transfer legal title to all of its shares in EADS to the Managing Partner whilst retaining the economic ownership of such shares in accordance with the terms of the Holdings CP Partnership Agreement.

5.4       PARTICIPATION BY SEPI IN PUBLIC OFFERING

          By way of derogation to Clause 5.7 of the Business Combination Agreement, the issue of new shares in EADS shall be limited to such proportion that each of the shareholdings in EADS held by the DC Group and by Topco (after such issue and the contribution of the Contributed Casa Shares and the Contributed Dasa-owned Casa Shares) is not reduced to an amount lower than 30% of the issued share capital of EADS.

          Sepi agrees that it shall not directly or indirectly participate by subscribing for new shares in the issue of new EADS shares referred to in Clause 5.7 of the Business Combination Agreement.

          In the preparation of the primary and secondary offering of EADS shares, Sepi will participate in the working teams and the decision making process, the final decision always being with DCLRH, Lagardere and Sogepa. It must be ensured that the shares in EADS held by Sepi and Dasa directly or through the Managing Partner are registered for trading at the relevant stock exchanges. Sepi may decide to reduce its portion of shares in EADS to be managed by the Managing Partner pursuant to para. 5.3 and, upon consultation with DCLRH, Lagardere and Sogepa taking into account existing market conditions and subject to their prior consent, participate to this extent in a secondary offering of EADS shares.

5.5       MODIFIED PARTICIPATION AGREEMENT

          DC, Sepi, Lagardere and Sogepa shall, and Lagardere and Sogepa shall procure that Topco shall, enter into the Modified Participation Agreement.

5.6       ACCESSION OF EADS TO THIS AGREEMENT

          DCLRH, Lagardere and Sogepa shall procure, and Sepi accepts, that EADS shall enter into this Agreement (including the undertakings pursuant to Art. VI para. 6.2) by signing a deed of adherence.

                                   ARTICLE VI

                      INDUSTRIAL PLAN; COVENANTS; REPORTS

6.1      INDUSTRIAL PLAN/BUSINESS PLAN

6.1.1    Industrial Plan

         The Parties have elaborated an Industrial Plan for Casa which has been initialled by the Parties, for purposes of identification ("Industrial Plan"), a summary of which is attached hereto as Schedule 19.

6.1.2    Level of Resources

         The level of resources (capital expenditure, R & D and headcount) for Casa estimated at this stage as necessary by the Parties to achieve the objectives of the Industrial Plan is attached as Schedule 20.

6.1.3    EADS Business Plan

         The business plan for EADS will be adjusted and updated by the management of EADS according to the course of business by taking into account the integration of the Casa Business and the implementation of the Industrial Plan.

6.2      UNDERTAKINGS OF EADS

         The Parties acknowledge and agree that the following undertakings are the undertakings to be given by EADS upon its accession to this Agreement under Art. V para. 5.6.

6.2.1    Covenants regarding Industrial Plan

         EADS hereby undertakes for a period of three years following the Casa Closing Date (i) to ensure the implementation of the Industrial Plan (as amended from time to time subject to the provisions of the Modified Participation Agreement) without deviating from or changing the Industrial Plan (as amended from time to time subject to the provisions of the Modified Participation Agreement), (ii) not to dispose of the shares in Casa held by it from time to time, (iii) not to wind-up the affairs of Casa and (iv) not to dispose of substantial assets or activities necessary for the implementation of the In-dustrial Plan (as amended from time to time subject to the provisions of the Modified Participation Agreement) without the prior consent of Sepi. DCLRH, Lagardere and Sogepa shall exercise all rights and powers which they are able to exercise in relation to EADS with a view to ensuring the implementation of the Industrial Plan (as amended from time to time subject to the provisions of the Modified Participation Agreement). For the avoidance of doubt, nothing in this para. 6.2.1 shall require DCLRH, Lagardere or Sogepa to make available any financing or security.

6.2.2    Implementation Reports

         EADS shall render to Sepi semi-annual reports ("Implementation Reports") on the status of implementation of the Industrial Plan. The reports shall be delivered to Sepi in writing within two months of the end of the period which they cover. Each report will cover the period from 1 January to 30 June or, as the case may be, 1 July to 31 December, except (i) the first report to be delivered shall cover the period from Casa Closing to 31 December 2000 and (ii) the last report to be delivered under this para. shall cover the period from the date to which the previous report was prepared up to the third anniversary of the Casa Closing. Any reasonable requests by Sepi for additional information regarding the implementation of the Industrial Plan shall be answered in writing by EADS without undue delay.

                                   ARTICLE VII

                            COVENANTS AND INDEMNITIES

7.1      COVENANTS OF SEPI

         Sepi shall use its best efforts to procure the following prior to the Casa Closing Date:

         (a) all land, real estate, concessions, buildings, facilities and other assets owned by Casa or the Casa Companies shall have been properly recorded in the respective Property and Cadastral Registry and any other applicable Registries free and clear of any pledges, mortgages, encumbrances and third party rights;

         (b) Casa and the Casa Companies shall have obtained the licenses, permits, registrations and authorities listed in Schedule 21;

         (c) The boundaries of the 388,305 m2 located in Getafe described in Schedule 22 owned by the Ministry of Defence and presently occupied by Casa under authorisation of the Ministry of Defence (the "Getafe Site") shall have been properly determined and the Getafe Site shall have properly been recorded in the Property and Cadastral Registry.

         (d) Casa shall have obtained from Aeropuertos Nacionales y Navegacion Aerea (AENA) a comprehensive concession regarding Casa's further use of the entire San Pablo site in Sevilla, as described in Schedule 23 ("San Pablo Site") and comparable conditions as the existing ones or AENA shall have confirmed in writing that such a concession will be issued.

7.2      COVENANTS OF DCLRH AND DASA

         DCLRH and Dasa shall use their best effort to procure (with the co-operation of the other Principals to the extent required) that within a reasonable time after the Casa Closing Date, Dasa New and DC shall have entered into an agreement (i) giving Dasa New the beneficial ownership of the intellectual property rights based on inventions made by Dasa which have been registered since January 1, 1998 in the name of DC on a non-exclusive basis or, at DC's discretion (ii) transferring to Dasa New the legal ownership of such intellectual property rights (including back and cross licenses) without consideration.

7.3      INDEMNITY

         DCLRH shall indemnify Sepi and shall keep Sepi indemnified against (save in respect of any consequential loss not foreseeable by DCLRH (or any member of the DC Group)) all or any costs, claims, demands, expenses, losses or liabilities as Sepi may suffer or incur from the date hereof as a result of all or any of the shareholders of Dornier GmbH other than a member of the Dasa Group (together the "Do Family") obtaining or seeking to obtain any rights or remedies against Sepi, Holdings CP, the Managing Partner, Dasa, Dasa New, EADS or any member of the EADS Group or the Dasa Group. The indemnity contained in this para. 7.3 shall also extend to EADS to the extent such protection is not provided for in the transfer of Dasa New to EADS.

7.4 Lagardere shall indemnify Sepi and shall keep it indemnified against (save in respect of any consequential loss not foreseeable by Lagardere (or any member of the Lagardere Group)) all or any costs, claims, demands, expenses, losses or liabilities that it may suffer or incur from the date hereof as a result of Dassault Industrie obtaining or seeking to obtain any rights or remedies under an agreement dated 10 November 1998 against EADS (or any member of the EADS Group) or the Aerospatiale Matra Group in relation to the shares of Dassault Aviation owned by

         Aerospatiale Matra (and only to the extent that the said 10 November 1998 agreement is not terminated in accordance with its terms).

         7.5 Lagardere shall indemnify Sepi and shall keep it indemnified against (save in respect of any consequential loss not foreseen by Lagardere (or any member of the Lagardere Group) all or any costs, claims, demands, expenses, losses or liabilities that it may suffer or incur from the date hereof as a result of (i) British Aerospace Public Limited Company or any of its Subsidiaries (ii) Northern Telecom Limited or any of its Subsidiaries or (iii) Diehl exercising or seeking to exercise any rights or remedies against EADS (or any member of its Group) or the Aerospatiale Matra Group in relation to, respectively,
         (i) Matra BAe Dynamics S.A.S. (ii) Matra Nortel Communications S.A.S. or (iii) BBV and/or BGT by reason of the transactions contemplated by the Merger Documents.

                                  ARTICLE VIII

                               REGULATORY MATTERS

         As soon as reasonably practicable after the signing of this Agreement, DCLRH, Lagardere and Sepi shall make a notification in form and substance reasonably satisfactory to each of DCLRH, Lagardere and Sepi to the European Commission in respect of the transactions and arrangements contemplated by this Agreement pursuant to Regulation 4064/89. The Parties will use their best efforts to procure that at the earliest time possible the notification procedures under the Business Combination Agreement and under this Agreement are pursued together for all practical purposes in order to promote a quick and efficient process.

         DCLRH, Lagardere and Sepi shall co-operate with one another to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any necessary or desirable notifications or filings in respect of, or of the transactions and arrangements contemplated by, the Business Combination Agreement and this Agreement is supplied to the Party dealing with such notifications and filings and that they are properly, accurately and promptly made.

         If any Regulatory Action is taken or threatened, DCLRH, Lagardere and Sepi shall promptly meet to discuss the situation and the action to be taken as a result, and (if such be the case) whether any modification to the terms of the transactions and arrangements contemplated by the Business Combination Agreement or this Agreement shall be made, in order that any requirements (whether as a condition of giving any approval, exemption, clearance, or consent or otherwise) of the European Commission or other regulatory authority may be reconciled with, and within the scope of, the transactions and arrangements contemplated by the Business Combination Agreement or this Agreement.

         DCLRH, Lagardere and Sepi shall thereafter co-operate in giving effect to any modifications of this Agreement agreed upon.

         It is understood that the Parties to the Business Combination Agreement are free to agree on any modifications to the Business Combination Agreement and the transactions contemplated therein for the purpose of reconciliation with any requirements of the European Commission or other regulatory authorities. If any modifications agreed between the Parties to the Business Combination Agreement would have a material impact on the transactions contemplated in this Agreement, the Parties hereto will enter into good faith negotiations on the necessary modifications to the terms hereof with a view to maintaining their interests in respect of the transactions contemplated herein. If the Parties cannot agree on such modifications within a period of two months or such shorter period as may be specified by the relevant authority, Sepi shall have the right to terminate this Agreement.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

9.1      REPRESENTATIONS AND WARRANTIES OF DCLRH

         DCLRH hereby gives the Dasa Warranties to Sepi as of the Signing Date or as of such other date as stated therein.

9.2      REPRESENTATIONS AND WARRANTIES OF LAGARDERE

         Lagardere hereby gives the Lagardere Warranties to Sepi as of the Signing Date or as of such other date as stated therein.

9.3      REPRESENTATIONS AND WARRANTIES OF SOGEPA

         Sogepa hereby gives the Sogepa Warranties to Sepi as of the Signing Date or as of such other date as dated therein.

9.4      REPRESENTATIONS AND WARRANTIES OF SEPI

         Sepi hereby gives the Sepi Warranties to DCLRH, Lagardere and Sogepa as of the Signing Date or as of such other date as stated therein.

                                    ARTICLE X

                              BREACH OF WARRANTIES

10.1      REMEDY

          In case of a breach of any of the Warranties, the entity giving such Warranty (for these purposes, for the avoidance of doubt, any Warranties given by Lagardere and Sogepa pursuant to Art. IX para. 9.2 and 9.3 shall be deemed to be given severally) (the "Warrantor") may attempt to remedy such breach within a reasonable period of time not to exceed thirty (30) Business Days after receipt of a written default notice by the defaulting Party.

10.2      DAMAGES

          If a breach of a Warranty is not remedied by the Warrantor within the period set forth above, the respective Party (or Parties) to which such Warranty is given (the "Claimant(s)") may require the Warrantor to pay damages to the Claimant provided that any liability for a breach of the Warranties shall not be grossed-up to include any tax payable thereon by the Claimant.

          Save as otherwise provided herein, the Parties waive all or any rights they may have to rescission or restitution.

10.3      LIMITATIONS

          A claim against a Warrantor (except in case of breaches of Clause 13 of the Dasa Warranties (Schedule 11), Clause 14 of the Lagardere Warranties (Schedule12) and Clauses 7 and 14 of the Sepi Warranties (Schedule 13)) can only be asserted if and to the extent (i) the amount of each individual claim is in excess of 250,000 and (ii) the aggregate amount of all claims in excess of 250,000 is in excess of 2 million. The aggregate amount of all claims against a Warrantor is limited to a maximum amount of 800,000,000, provided that any liability for breach of Clause 13 of the Dasa Warranties, Clause 14 of the Lagardere Warranties and Clause 7 or 14 of the Sepi Warranties shall not be subject to, or set off against, any limitation of liability.

10.4      TIME RESTRICTIONS

          A Warrantor shall not be liable to a Claimant for any claim under this Art. X (a "Claim") unless it receives from the Claimant written notice containing details of the Claim including the Claimant's estimate of the amount of the Claim:

          (a) on or before the date of approval by the board of EADS of the financial statements for EADS relating to the first complete accounting period falling after the Casa Closing, in the case of a Claim for breach of any of the Warranties other than a Claim covered by para. (ii) below;

          (b) in respect of any Claim relating to taxation or social security contributions, on or before the expiry of thirty
                    (30) days after the expiry of the legal prescription period applicable to the subject matter of the Claim.

          Any Claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn (and no new Claim may be made in respect of the matter giving rise to such withdrawn Claim) unless legal proceedings in respect of it have been commenced within six (6) months of notification to the Warrantor pursuant to the foregoing provisions.

10.5      DISCLOSURE OF FACTS

          The Warrantor shall not be liable for any Claim:

          (a) if and to the extent that the fact, matter, event or circumstance giving rise to such Claim was fairly and reasonably disclosed by the Warrantor to the Claimant prior to the signature of this Agreement; or

          (b) if and to the extent that the matter is specifically disclosed or is specifically provided or reserved for in the relevant Aerospatiale Matra Warranted Accounts or, as appropriate, the Dasa Warranted Accounts or, as appropriate, the Casa Warranted Accounts.

10.6     REDUCTION OF CLAIMS

         In calculating the liability of the Warrantor in respect of any Claim such Claim shall be reduced by:

         (a)      the aggregate of:

                    (i) any amount by which any asset shall have been under-stated; and

                    (ii) any amount by which any liability shall have been overstated;

                    in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Dasa Warranted Accounts or, as appropriate, the Casa Warranted Accounts, less the aggregate of:

                    (iii) any amount by which any other liabilities shall have been under-stated therein; and

                    (iv) any amount by which any assets shall have been overstated therein;

          (b) the amount by which any provision or reserve (including any provision or reserve taken into account in calculating the net value of an asset) in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Dasa Warranted Accounts or, as appropriate, the Casa Warranted Accounts, has been established to have been unnecessary or excessive;

          (c) any amount recovered in respect of any debt written off in the Aerospatiale Matra Warranted Accounts or, as appropriate, the Dasa Warranted Accounts or, as appropriate, the Casa Warranted Accounts; and

          (d) the extent that any liability is discharged or satisfied below the amount attributed in the Aerospatiale Matra Warranted Accounts or, as appropriate the Dasa Warranted Accounts or, as appropriate, the Casa Warranted Accounts;

          provided that no amount shall be taken into account more than once pursuant to this para. 10.6.

10.7      TAX EFFECTS

          No liability shall attach to the Warrantor in respect of any Claim to the extent that any taxation liability for which any company or entity contributed by that Warrantor, directly or indirectly, to EADS, is reduced or extinguished as a result of the loss subject to the Claim.

          The Warrantor shall have no liability in respect of any Claim in respect of any tax audit which merely modifies the tax period during which a deductible charge or amortisation may be taken, or in which income or gain may be realised (except that either such modification results in any relief (otherwise useable within the same tax period) being lost or to the extent of penalties, interest and cost of funds).

10.8      CHANGED LEGISLATION

          The Warrantor shall not be liable in respect of any Claim to the extent that such Claim is attributable to, or is increased as a result of, any legislation not in force at the date hereof or to any change in law or administrative practice which takes effect retrospectively or occurs as a result of any change in the basis or method of calculation of, or any increase in the rates of, taxation in force at the date hereof.

10.9      RECOVERY FROM THIRD PARTIES

          Where the Claimant is entitled to recover from a third party any sum which is the subject of an actual or potential Claim, the Claimant shall promptly notify the Warrantor and, if so required by the Warrantor, the Claimant shall, before seeking to recover any amount from the Warrantor under this Agreement, first take all steps as the Warrantor may reasonably require to enforce such recovery and thereafter any Claim shall be limited (in addition to the limitations on the liability of the Warrantor referred to in para. 10.3) to the amount by which the loss or damage (including the costs of recovery) shall exceed the amount so recovered.

          If the Warrantor pays to the Claimant an amount in discharge of a Claim and the Claimant subsequently recovers from a third party a sum which is referable to the Claim (including without limitation by way of insurance), the Claimant shall forthwith repay to the Warrantor:

          (a) an amount equal to the sum recovered less any reasonable out-of-pocket costs and expenses incurred in recovering the same; or

          (b) if the figure resulting under para. (a) above is greater than the amount paid by the Warrantor in respect of the relevant Claim, such lesser amount as shall have been so paid by the Warrantor.

10.10     RIGHT TO SUBSTITUTE TOPCO

          In relation to Warranties given by Lagardere in Clauses 8 to 13 of the Lagardere Warranties and Sogepa in Clauses 6 to 11 of the Sogepa Warranties and those given by Sepi to Lagardere and Sogepa in Clauses 1 to 14 of the Sepi Warranties Lagardere and Sogepa may substitute Topco as the giver or, as appropriate, recipient of such Warranties in place of and to the exclusion of themselves, including in relation to accrued or then current claims or liabilities.

                                   ARTICLE XI

                                 CONFIDENTIALITY

11.1      CONFIDENTIALITY OBLIGATIONS

          Each of the Parties undertakes to each of the others that it shall keep confidential and not (without the prior written consent of the others) disclose to any person or use or exploit commercially for its own purposes the existence and terms of this Agreement. In performing its obligations under this Art. XI, each of the Parties shall apply such standards of confidentiality as it applies generally in relation to its own confidential information.

11.2      RESPONSIBILITY FOR GROUP MEMBERS

          Each of the Parties further undertakes to procure that members of its Group observe the provisions of this Art. XI as fully as if they were Parties hereto in lieu of that Party and to use all reasonable endeavours to ensure that its employees and agents observe such confidentiality.

11.3      EXCEPTIONS

          Para. 11.1 and 11.2 shall not apply to:

          (a) the disclosure of information to a company which is another member of the Group of the respective Party (as the case may be) where such disclosure is for a purpose reasonably incidental to this Agreement; or

          (b) information acquired from a third party with the right to divulge the same; or

          (c) information required to be disclosed by operation of law or any stock exchange regulations or any binding judgement or order or by any requirement of any competent authority; or

          (d) disclosure in confidence to a Party's professional advisers of information reasonably required to be disclosed for use in connection with transactions and matters contemplated hereby or related hereto; or

          (e) information which is or becomes within the public domain (otherwise than through the default of the recipients of that information); or

          (f) information to the extent that the disclosure of such information is required for the satisfaction of the conditions precedent set forth in Art. III para. 3.1; or

          (g) information necessary to monitor the implementation of the Industrial Plan and which is disclosed to the Spanish government until the third anniversary of the Casa Closing Date.

11.4      ANNOUNCEMENTS AND PRESS RELEASES

          Subject to para. 11.5, no announcement or press release in connection with the signature or subject of this Agreement shall be made or issued by or on behalf of any Party or any of its Subsidiaries without the prior written approval of the other Parties (such approval not to be unreasonably withheld or delayed).

11.5      MANDATORY ANNOUNCEMENTS

          If a Party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority in connection with this Agreement, that Party shall give the other Parties every reasonable opportunity to comment on any such announcement or release before it is made or issued and the approval of the other Parties shall be required to any specific references therein to themselves, their business or to Holdings CP (provided always that this shall not have the effect of preventing the Party making the announcement or release from complying with its legal and stock exchange obligations.)

                                   ARTICLE XII

                                  MISCELLANEOUS

12.1      TERMINATION OF THIS AGREEMENT

          In the event any of the Parties hereto exercises its right to terminate this Agreement in accordance with the provisions of this Agreement, this Agreement shall lapse and cease to have further force or effect except for the provisions of Art. XI and XII which shall continue in full force and effect and any claims for damages, save in respect of prior breaches of this Agreement, shall be excluded.

12.2      COSTS

          Each of the Parties shall bear its costs incurred in connection with the preparation, the execution and the consummation of this Agreement. For the avoidance of doubt, each of the Parties shall bear any capital duty on their respective contributions into EADS. Jointly caused costs will be borne by the Parties as agreed or, insofar as such costs are not covered by agreement, in proportion to their (indirect) shareholding in EADS.

12.3      IMPLEMENTATION

          Each of the Parties shall (at its own expense) execute, or procure the execution of, all such other documents and do, or procure the doing of, all such other acts and things as may be reasonably required on its part or any member of its respective Group for the purpose of implementing and giving full effect to this Agreement.

12.4      SEVERABILITY

          If any of the provisions of this Agreement is invalid or unenforceable, the remaining provisions of this Agreement shall remain unaffected. The invalid or unenforceable provision shall be replaced by a valid or enforceable provision, which comes as close as possible to the economic purpose of the invalid or unenforceable provision.

12.5      NOTICES AND DECLARATIONS

12.5.1 All declarations and notices under this Agreement shall be made in writing to:

          If DCLRH and/or Dasa:

          Address:         Postfach 801109, 81663 Muenchen, Germany
          Fax:             +49 89 607 34306
          Addressed for the personal attention of: The Chairman of the Board

          If to Lagardere:

          Address:         4 rue de Presbourg, 75116 Paris, France
          Fax:             +33 1 40 69 20 01
          Addressed for the personal attention of: The Secretaire General

          If to Sogepa:

          Address:         56 rue de Lille, 75007 Paris, France
          Fax:             +33 1 53 18 95 66
          Addressed for the personal attention of: The Secretaire General

          If to Sepi and/or Casa:

          Address:         8 Plaza del Marques de Salamanca, 28006 Madrid, Spain
          Fax:             +34 91 396 14 28
          Addressed for the personal attention of: The Secretary of the Board

          If to EADS:

          Address:
          Fax:
          Addressed for the personal attention of:

12.5.2 A Party may change the address, fax number or the name of the person for whose attention notices are to be addressed by serving a notice on the other Parties hereto in accordance with this para. 12.5.

12.5.3 All notices given in accordance with this para 12.5 are effective as follows:

          (a)       if delivered by hand, at the time of delivery; and

          (b) if communicated by facsimile, at the time of transmission recorded on a transmission report showing transmission of all parts of the notice,

          Provided that where delivery by hand or transmission by facsimile occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, the notice shall be effective as from 9 a.m. on the next following Business Day. References to time in this Clause 12.5.3 are to local time in the country of the addressee.

12.5.4 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon (or, in the case of confirmation of a notice sent by facsimile, into the custody of the postal authorities as pre-paid letter), or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

12.5.5 All notices or communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language the English text shall prevail.

12.6      LANGUAGE

          There are Spanish and English versions of this Agreement and its Schedules. The Spanish version as well as the English version are executed by the Parties. Since the negotiations have been conducted in English, in case of a conflict, the English version shall prevail.

12.7      APPLICABLE LAW

          This Agreement shall be governed by and be construed in accordance with the laws of the Netherlands.

12.8      ARBITRATION

12.8.1 If there shall be any dispute, controversy or claim ("Dispute") between any of the Parties arising out of or in connection with this Agreement, including the breach, lapse, termination, or invalidity of this Agreement, the relevant Parties shall use their best endeavours to resolve the matter on an amicable basis. If one Party serves written notice on another Party or Parties that a Dispute has arisen and such Parties are unable to resolve such Dispute within a period of thirty (30) days from the service of such notice, then the matter shall be referred to a panel consisting of the Chief Executives (or equivalent) for the time being of each of Topco, DC and Sepi as relevant (the "Panel"). No recourse to arbitration under this Agreement shall take place unless and until such procedure has been followed.

12.8.2 If the Panel shall have been unable to resolve the Dispute within a period of fourty-five (45) days following its reference to it, it shall be referred by any of the Parties in dispute (for purposes of this Clause 12.8, the "Claimant(s)") to and finally resolved by arbitration pursuant to the Rules of Arbitrations of the International Chamber of Commerce ("I.C.C.") then in force and in accordance with the following provisions of this Clause 12.8.

12.8.3 Each of the Claimant and the Respondent shall nominate one arbitrator each. If there is more than one Claimant and/or more than one Respondent, then the Claimant Parties and/or the Respondent Parties shall jointly nominate an arbitrator. If they cannot agree, such arbitrator(s) shall be selected by the I.C.C.

12.8.4 The two arbitrators thus nominated shall within thirty (30) days nominate an additional arbitrator who shall not be a national of France, Germany or Spain. If they cannot agree, then the Chairman shall be selected by the I.C.C.

12.8.5 The seat of arbitration shall be the Hague, the Netherlands. The arbitration shall be conducted in the English language.

12.8.6 In arriving at their award, the arbitrators shall apply the terms and conditions of this Agreement. The award of the arbitrators shall be final and binding on the Parties to the Dispute. Neither the Claimant(s) nor the Respondent(s) shall seek recourse to a court of law or other authorities to appeal against the award of the arbitrators on matters of fact or law. Reasonable costs of the arbitration shall be awarded to the successful Party(ies) as the arbitrators shall determine.

12.8.7 If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration under this Agreement or the Business Combination Agreement or the Modified Participation Agreement or the Participation Agreement (an "Existing Dispute"), or arises out of substantially the same facts as are the subject of an Existing Dispute (a "Related Dispute"), the Tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed in respect of any Related Dispute.

12.8.8 The Tribunal, upon the request of a Party to a Dispute or a Party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute, may join any Party to this Agreement to any reference to arbitration proceedings in relation to that Dispute and may make a single, final award determining all Disputes between them. Each of the Parties to this Agreement hereby consents to be joined to any reference to arbitration proceedings in relation to any Dispute at the request of a Party to that Dispute.

12.8.9 Where, pursuant to the above provisions, the same Tribunal has been appointed in relation to two or more Disputes, the Tribunal may, with the agreement of all Parties concerned or upon the application of one of the Parties, being a Party to each of the Disputes, order that the whole or part of the matter at issue shall be heard together upon such terms or conditions as the Tribunal thinks fit. The Tribunal shall have power to make such directions and any interim or partial award as it considers just and desirable.

12.8.10 Nothing in these dispute resolution provisions shall be construed as preventing either Party from seeking conservatory or injunctive relief (summary proceedings) in any court of competent jurisdiction.

12.8.11 If there is any conflict between the Rules of Arbitration of the I.C.C. and this Clause 12.8, this Clause 12.8 shall govern.

12.9      GENERAL PROVISIONS

12.9.1 None of the Parties shall, except with the prior written consent of the others assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement.

12.9.2 This Agreement may not be varied except by an agreement in writing executed by each of the Parties.

12.9.3 No waiver by a Party of a failure or failures by another Party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

12.9.4 It is agreed that no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking or any other Party which is not expressly set out or referred to in this Agreement;

12.9.5 Sepi shall not , and shall procure that Casa shall not, without the prior written consent of Sogepa and Lagardere, sell, transfer, dispose or grant an option, right or interest over or purchase, acquire or take an option, right or interest over or otherwise deal, in any way whatsoever, in any shares or debentures or any interest in any share (including, without limitation, depository receipt) or debenture in the capital of Aerospatiale Matra, or purport to do any of the foregoing or procure, encourage or incite any person to do any of the foregoing.

12.10     ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements between them or any of them relating to the subject matter of this Agreement, unless this Agreement contains an express reference to other documents or agreements.

          The Parties agree that this Agreement shall be notarized without delay after its execution.

SIGNED BY                                           )
duly authorised, for and on behalf of               )
DAIMLERCHRYSLER LUFT-                               )
UND RAUMFAHRT HOLDING AG                            )


SIGNED BY                                           )
duly authorised, for and on behalf of               )
DAIMLERCHRYSLER                                     )
AEROSPACE AG                                        )


SIGNED BY                                           )
duly authorised, for and on behalf of               )
LAGARDERE SCA                                       )


SIGNED BY                                           )
duly authorised, for and on behalf of               )
SOCIETE DE GESTION DE                               )
PARTICIPATIONS AERONAUTIQUES                        )
- SOGEPA                                            )


SIGNED BY                                           )
duly authorised, for and on behalf of               )
AEROSPATIALE MATRA S.A.                             )


SIGNED BY                                           )
duly authorised, for and on behalf of               )
SOCIEDAD ESTATAL DE                                 )
PARTICIPACIONES INDUSTRIALES                        )